                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                          dated as of April 18, 2001

                                     among

                              DURECT CORPORATION

                       MAGNOLIA ACQUISITION CORPORATION

                                      and

                           SOUTHERN BIOSYSTEMS, INC.

                               TABLE OF CONTENTS

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                                                                                  Page
                                                                                  ----
ARTICLE I THE MERGER............................................................     2
     Section 1.1    Effective Time of the Merger................................     2
     Section 1.2    Closing.....................................................     2
     Section 1.3    Effects of the Merger.......................................     2
     Section 1.4    Directors and Officers......................................     2
ARTICLE II CONVERSION OF SECURITIES.............................................     3
     Section 2.1    Conversion of Capital Stock.................................     3
     Section 2.2    Escrow Agreement............................................     5
     Section 2.3    Dissenting Shares...........................................     5
     Section 2.4    Exchange of Certificates....................................     6
     Section 2.5    Distributions with Respect to Unexchanged Shares............     7
     Section 2.6    No Fractional Shares........................................     7
     Section 2.7    Tax and Accounting Consequences.............................     7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET............................     8
     Section 3.1    Organization of Target......................................     8
     Section 3.2    Target Capital Structure....................................     9
     Section 3.3    Authority; No Conflict; Required Filings and Consents.......    10
     Section 3.4    Financial Statements; Absence of Undisclosed Liabilities....    11
     Section 3.5    Tax Matters.................................................    12
     Section 3.6    Absence of Certain Changes or Events........................    14
     Section 3.7    Title and Related Matters...................................    15
     Section 3.8    Proprietary Rights..........................................    16
     Section 3.9    Employee Benefit Plans......................................    18
     Section 3.10   Bank Accounts...............................................    20
     Section 3.11   Contracts...................................................    21
     Section 3.12   Orders, Commitments and Returns.............................    22
     Section 3.13   Compliance With Law.........................................    23
     Section 3.14   Labor Difficulties; No Discrimination.......................    23
     Section 3.15   Trade Regulation............................................    24
     Section 3.16   Insider Transactions........................................    24
     Section 3.17   Employees, Independent Contractors and Consultants..........    24
     Section 3.18   Insurance...................................................    25
     Section 3.19   [Reserved]..................................................    25
     Section 3.20   Litigation..................................................    25
     Section 3.21   Governmental Authorizations and Regulations.................    25
     Section 3.22   Environmental Matters.......................................    25
     Section 3.23   Corporate Documents.........................................    28
     Section 3.24   No Brokers..................................................    29
     Section 3.25   Customers and Suppliers.....................................    29
     Section 3.26   Target Action...............................................    29
     Section 3.27   Offers......................................................    29
     Section 3.28   [Reserved]..................................................    29
     Section 3.29   Disclosure..................................................    29
     Section 3.30   Disclosure to Shareholders..................................    30
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB...................    30

                               TABLE OF CONTENTS

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                                                                                  ----
     Section 4.1    Organization of Acquiror and Sub.............................   30
     Section 4.2    Valid Issuance of Acquiror Common Stock......................   30
     Section 4.3    Authority; No Conflict; Required Filings and Consents........   31
     Section 4.4    Commission Filings; Financial Statements.....................   31
     Section 4.5    Interim Operations of Sub....................................   32
     Section 4.6    Stockholders Consent.........................................   32
     Section 4.7    SEC Filings and Proxy Statement..............................   32
     Section 4.8    Absences of Changes..........................................   33
     Section 4.9    Disclosure...................................................   33
ARTICLE V PRECLOSING COVENANTS OF TARGET.........................................   33
     Section 5.1    Approval of Target Stockholders..............................   33
     Section 5.2    Advice of Changes............................................   34
     Section 5.3    Operation of Business........................................   34
     Section 5.4    Access to Information........................................   36
     Section 5.5    Satisfaction of Conditions Precedent.........................   36
     Section 5.6    Other Negotiations...........................................   37
ARTICLE VI PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB....................   37
     Section 6.1    Advice of Changes............................................   37
     Section 6.2    Reservation of Acquiror Common Stock.........................   37
     Section 6.3    Satisfaction of Conditions Precedent.........................   37
     Section 6.4    Stock Options................................................   38
     Section 6.5    Registration of Merger Shares................................   39
     Section 6.6    Procedures for Sale of Shares Under Registration Statement...   43
     Section 6.7    Certain Employee Benefit Matters.............................   43
ARTICLE VII OTHER AGREEMENTS.....................................................   45
     Section 7.1    Confidentiality..............................................   45
     Section 7.2    No Public Announcement.......................................   45
     Section 7.3    Regulatory Filings; Consents; Reasonable Efforts.............   45
     Section 7.4    Further Assurances...........................................   46
     Section 7.5    Escrow Agreement.............................................   46
     Section 7.6    FIRPTA.......................................................   46
     Section 7.7    Blue Sky Laws................................................   46
     Section 7.8    Other Filings................................................   46
     Section 7.9    Assumption of Indemnification Obligations....................   46
     Section 7.10   Supplemental Disclosure......................................   47
     Section 7.11   Listing of Shares............................................   47
ARTICLE VIII CONDITIONS TO MERGER................................................   47
     Section 8.1    Conditions to Each Party's Obligation to Effect the Merger...   48
     Section 8.2    Additional Conditions to Obligations of Acquiror and Sub.....   48
     Section 8.3    Additional Conditions to Obligations of Target...............   50
ARTICLE IX TERMINATION AND AMENDMENT.............................................   51
     Section 9.1    Termination..................................................   51
     Section 9.2    Effect of Termination........................................   52
     Section 9.3    Fees and Expenses............................................   52


                               TABLE OF CONTENTS

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     Section 9.4    Certain Agreement Following Termination.....................    54
ARTICLE X ESCROW AND INDEMNIFICATION............................................    54
     Section 10.1   Indemnification.............................................    54
     Section 10.2   Escrow Fund.................................................    54
     Section 10.3   Escrow Periods..............................................    55
     Section 10.4   Claims Upon Escrow Fund.....................................    55
     Section 10.5   Valuation...................................................    56
     Section 10.6   Objections to Claims........................................    56
     Section 10.7   Resolution of Conflicts.....................................    56
     Section 10.8   Shareholders' Agents........................................    58
     Section 10.9   Actions of the Shareholders' Agents.........................    59
     Section 10.10  Claims......................................................    59
ARTICLE XI MISCELLANEOUS........................................................    59
     Section 11.1   Survival of Representations and Covenants...................    59
     Section 11.2   Notices.....................................................    60
     Section 11.3   Interpretation..............................................    61
     Section 11.4   Counterparts................................................    61
     Section 11.5   Entire Agreement; No Third Party Beneficiaries..............    61
     Section 11.6   Governing Law; Jurisdiction.................................    61
     Section 11.7   Assignment..................................................    61
     Section 11.8   Amendment...................................................    62
     Section 11.9   Extension; Waiver...........................................    62
     Section 11.10  Specific Performance........................................    62
     Section 11.11  Severability................................................    62

EXHIBITS
EXHIBIT A - EMPLOYMENT AND NON-COMPETITION AGREEMENT
EXHIBIT B - SHAREHOLDERS AGREEMENT
EXHIBIT C - ESCROW AGREEMENT
EXHIBIT D - SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET
EXHIBIT E - SUBJECT MATTER OF OPINION OF COUNSEL TO ACQUIROR

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of April 18, 2001 (this "Agreement"), is entered into by and among Durect Corporation, a Delaware corporation ("Acquiror"), Magnolia Acquisition Corporation, an Alabama corporation and a wholly owned Subsidiary of Acquiror ("Sub"), Southern BioSystems, Inc., an Alabama corporation ("Target"), and certain shareholders of Target ("Principal Shareholders").

                                    RECITALS

     A. The Boards of Directors of Acquiror, Sub and Target deem it advisable and in the best interests of each corporation and their respective stockholders that Acquiror and Target combine in order to advance the long-term business interests of Acquiror and Target;

     B. The combination of Acquiror, Sub and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly owned Subsidiary of Acquiror and the stockholders of Target will become stockholders of Acquiror (the "Merger");

     C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     D. For accounting purposes, it is intended that the Merger shall be accounted for under purchase method accounting;

     E. Contemporaneously with the execution of this Agreement, certain Target shareholders holding, in the aggregate, at least sixty seven percent (67%) of the Common Stock of Target and options to purchase Common Stock of Target, have executed and delivered voting agreements, pursuant to which such shareholders have, among other things, agreed to vote their shares of Target capital stock in favor of the Merger and to grant Acquiror irrevocable proxies to vote such shares;

     F. As a condition and inducement to Acquiror's willingness to enter into this Agreement, Wallace Smith, Arthur Tipton, John Middleton and John Gibson have, concurrently with the execution of this Agreement, executed and delivered an Employment and Noncompetition Agreement in the form attached hereto as Exhibit A (the "Employment and Noncompetition Agreement"), which agreements
---------
shall only become effective at the Effective Time (as defined in Section 1.1 below); and

     G. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, certain shareholders of Target have executed and delivered to Acquiror Shareholders Agreements in the form attached hereto as Exhibit B (the "Shareholders Agreements").
---------

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1  Effective Time of the Merger.
                  ----------------------------

          (a) Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") in such mutually acceptable form as is required by the relevant provisions of the Alabama Business Corporation Act ("Alabama Law") shall be duly executed and delivered by the parties hereto and therefor delivered to the Secretary of State of the State of Alabama for filing on the Closing Date (as defined in Section 1.2).

          (b) The Merger shall become effective upon the due and valid filing of the Articles of Merger with the Secretary of State of the State of Alabama or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

     Section 1.2  Closing.  The closing of the Merger (the "Closing") will take
                  -------
place at 10:00 a.m., California time, on April 30, 2001 or such other date to be specified in writing by Acquiror and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California.

     Section 1.3  Effects of the Merger.
                  ---------------------

          (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target and Target will be the surviving corporation of the Merger (Sub and Target are sometimes referred to herein as the "Constituent Corporations" and Target following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"),
(ii) the Articles of Incorporation of the Surviving Corporation shall be Amended to be as set forth in Exhibit A to the Articles of Merger until further amended in accordance with applicable law and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

          (b) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Alabama Law.
Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     Section 1.4  Directors and Officers.  The directors of Sub immediately
                  ----------------------
prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1  Conversion of Capital Stock.  At the Effective Time, by virtue
                  ---------------------------
of the Merger and without any action on the part of any holder of any shares of Common Stock, $0.01 par value, of Target ("Target Common Stock"), or on the part of the holder of the shares of capital stock of Sub:

          (a)     Capital Stock of Sub.  Each issued and outstanding share of
                  --------------------
the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

          (b)     Cancellation of Acquiror-Owned and Target-Owned Stock.  Any
                  -----------------------------------------------------
shares of Target Common Stock that are owned by Acquiror, Sub, Target or any other direct or indirect wholly owned Subsidiary (as defined below) of Acquiror or Target shall be canceled and retired and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (c)     Conversion of Target Common Stock at the Effective Time.
                  -------------------------------------------------------

                  (i) Subject to Sections 2.2 and 2.4, each issued and outstanding share of Target Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of a fully paid and nonassessable shares of Acquiror Common Stock (as defined in Section 4.2) equal to the "Exchange Ratio", as defined in and determined in accordance with the provisions of this Section 2.1(c), the right to receive Adjusted Consideration shares, if any, as set forth in Section 2.1(d) and the right to receive cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section
2.6. All such shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock to be issued, and any cash in lieu of fractional shares of Acquiror Common Stock to be paid, in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest.

                  (ii) The "Closing Consideration Shares" shall be equal to a number of shares of Acquiror Common Stock calculated by dividing (u) $25,000,000 less Target's legal, accounting, investment banking, broker's and finder's fees and expenses related to the Merger that are in excess of $250,000 and disclosed to Acquiror in writing on or before two days prior to the Closing Date (the "Expenses") by (v) $12.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like). The "Exchange Ratio" shall be equal to the quotient obtained by dividing (x) the
                                                            --------
number of the Closing Consideration Shares by (y) the sum of (A) the number of shares of Target Common Stock issued and outstanding as of the Effective Time, plus (B) the number of shares of Target Common Stock issuable upon exercise or
----
or conversion of all issued and outstanding convertible or exercisable securities of Target as of the Effective Time, including without limitation any notes, options or warrants. The allocation of the Closing Consideration Shares among each of the Former Target Shareholders (as defined in Section 2.2) based upon the capitalization of Target and the anticipated Expenses as of the date of this Agreement is set forth in the Target Disclosure Schedule. An updated version of such Schedule reflecting the capitalization of Target on the Closing Date shall be delivered to Acquiror on the Closing Date.

                  (iii) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Acquiror Common Stock or Target capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted. The Exchange Ratio shall not change as a result of fluctuations in the market price of Acquiror Common Stock between the date of this Agreement and the Effective Time.

          (d)     Adjustment on Registration Date.  If the Registration
                  -------------------------------
Statement (described in Section 6.5) is filed with the Securities and Exchange Commission on or before November 30, 2001, the "Adjustment Price" shall equal the average of the last reported sales price of Acquiror's Common Stock for the fifteen trading days ending two days prior to the date on which the Registration Statement is filed. In all cases, the Adjustment Price shall be adjusted for stock splits, stock dividends, recapitalizations and the like since the date of this Agreement. If the Registration Statement is filed with the Securities and Exchange Commission after November 30, 2001, then the Adjustment Price shall equal the lesser of (i) the average of the last reported sales price of Acquiror's Common Stock for the fifteen trading days ending two days before November 30, 2001, or (ii) the average of the last reported sales price of Acquiror's Common Stock for the fifteen trading days ending two days prior to the date on which the Registration Statement is filed with the Securities and Exchange Commission. If the Adjustment Price is less than $12.00, then

                  (i) the "Adjusted Consideration Shares" shall equal (A) the number of shares of Acquiror Common Stock determined by dividing (x) $25,000,000
                                                        --------
less the Expenses by (y) the greater of $4.00 (as adjusted for stock splits, stock dividends and the like since the date of this Agreement) or the Adjustment Price minus (B) the Closing Consideration Shares;
      -----

                  (ii) on the Registration Date (defined in Section 6.5 below), except with respect to Dissenting Shares, each Former Target Shareholder (as defined in Section 2.2) shall be entitled to receive such Former Target Shareholder's Pro Rata Portion of the Adjusted Consideration Shares, rounded down to the nearest whole share, and cash in lieu of fractional shares as set forth in Section 2.6, provided that to the extent such Former Target
                      --------
Shareholder's Pro Rata Portion is allocable to an unexercised Acquiror Option, the Adjusted Consideration Shares of such Former Target Shareholder allocable to such Acquiror Option will be added to the number of shares of Acquiror Common Stock issuable upon exercise of such option, and the per share exercise price of such Acquiror Option will be adjusted accordingly; and

                  (iii)  Acquiror shall take all corporate action necessary to
(A) reserve for issuance a sufficient number of shares of Acquiror Common Stock to be issued as Adjusted Consideration Shares, (b) cause such Adjusted Consideration Shares to be registered on the Registration Statement or on the Form S-8 (or any successor or other appropriate forms) filed with respect to the Target Options concurrent with the filing of the Registration Statement (described in Section 6.5) and (c) cause Adjusted Consideration Shares issuable pursuant to Section 2.2(d)(ii) to be promptly delivered to the Former Target Shareholders.

     Section 2.2  Escrow Agreement.  At the Effective Time or such later time as
                  ----------------
determined in accordance with Section 2.3(b), Acquiror will, on behalf of the holders of Former Target Shareholders deposit in escrow certificates representing ten percent (10%) of the Closing Consideration Shares. Such shares shall be held in escrow on behalf of the persons who are the holders of Target Common Stock, Target Options or warrants to purchase Target Common Stock in the Merger immediately prior to the Effective Time (the "Former Target Shareholders"), in accordance with the portion of Closing Consideration Shares allocable to each such Former Target Stockholder ("Pro Rata Portion"). Such shares (collectively, the "Escrow Shares") shall be held and applied pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be executed pursuant to Section 7.5. All calculations to determine the number of Escrow Shares to be delivered by Acquiror into escrow as aforesaid shall be rounded down to the nearest whole share.

     Section 2.3  Dissenting Shares.
                  -----------------

           (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock held by a holder who has exercised such holder's appraisal rights in accordance with Article 13 of Alabama Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Alabama Law.

           (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Common Stock who demands his/her/its appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his/her/its rights to receive payment for the fair market value of such shares under Alabama Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Acquiror Common Stock as provided in Sections 2.1(c) and 2.1(d) and payment for fractional shares as provided in Section 2.6, without interest, upon surrender of the certificate or certificates representing such shares; provided
                                                                       --------
that if such holder effectively withdraws or loses his right to receive payment for the such shares under Alabama Law after the Effective Time, then, at such time Acquiror will deposit in the escrow created pursuant to the Escrow Agreement additional certificates representing such holder's Pro Rata Portion of the Escrow Shares.

          (c) Target shall give Acquiror (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to Article 13 of Alabama Law, withdrawals of such demands, and any other instruments served pursuant to Alabama Law and received by the Target and
(ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Alabama Law. Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal rights with respect to Target Common Stock or offer to settle or compromise any such demands.

     Section 2.4  Exchange of Certificates.
                  ------------------------

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented shares of Target Common Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Acquiror (or at Acquiror's option, an exchange agent to be appointed by Acquiror), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Acquiror Common Stock (other than the Escrow Shares) into which the Target Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement, provided that no certificates representing Adjusted Consideration Shares will be
--------
issued prior to the Filing Date. Acquiror shall cause letters of transmittal ("Letters of Transmittal") to be delivered to each holder of Target Common Stock not later than ten (10) business days following the Effective Date, for the purpose of effecting the exchange of the Certificates. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Acquiror. Until surrendered, each outstanding Certificate, which prior to the Effective Time represented shares of Target Common Stock, shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Acquiror Common Stock into which the shares of Target Common Stock have been converted and the right to receive cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section 2.6, but shall, subject to applicable appraisal rights under Alabama Law and Section 2.3, have no other rights. Subject to applicable appraisal rights under Alabama Law and
Section 2.3, from and after the Effective Time, the holders of shares of Target Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Acquiror Common Stock into which such shares of Target Common Stock have been converted and the right to receive cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section 2.6. From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Common Stock outstanding immediately prior to the Effective Time.

          (b) If any shares of Acquiror Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Acquiror, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Acquiror nor Target shall be liable to a holder of shares of Target Common Stock for shares of Acquiror Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement and shall pay cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section
2.6. The Board of Directors of Acquiror may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Acquiror an indemnity agreement against any claim that may be made against Acquiror with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.5  Distributions with Respect to Unexchanged Shares.  No
                  ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender, payable with respect to such whole shares of Acquiror Common Stock.

     Section 2.6  No Fractional Shares.  No certificate or scrip representing
                  --------------------
fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by $12.00 (the "Average Stock Price").

     Section 2.7  Tax and Accounting Consequences.
                  -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this

Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each of the parties agrees to cooperate in order to qualify the transaction as a reorganization within the meaning of Section 368 of the Code and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization.

          (b) It is intended by the parties hereto that the Merger shall be accounted for as a purchase transaction.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Acquiror and Sub that the statements contained in this Article III are true and correct on and as of the date of this Agreement and shall be true and correct at all times until the Closing Date, except as expressly set forth in the disclosure schedule delivered by Target to Acquiror on the date of this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III. Notwithstanding anything in this Agreement to the contrary, any representation and warranty set forth in this Article III, as it applies to any action or omission of Southern Research Technologies, Inc. ("SRT"), the predecessor entity of Target, or any of its officers, directors, employees, agents or other representatives or any matter arising out of facts or circumstances relating to SRT occurring or existing prior to May 19, 1998, shall be qualified by, and shall be limited to, the Knowledge of Target. In making representations and warranties in this
Article III, Target assumes that all parties to agreements other than Target were qualified to do business in each jurisdiction where such qualification is required.

     Section 3.1   Organization of Target.  Each of Target and its Subsidiaries
                   ----------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not result in a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, financial condition or results of operations of the Target and its Subsidiaries, taken as a whole, on the one hand, or Acquiror and its Subsidiaries, taken as a whole, on the other; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any failure by the Target or any of its Subsidiaries or Acquiror or any of its Subsidiaries, as applicable, to meet internal projections or forecasts; (b) any adverse change, event or effect attributable or relating to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships, any loss of employees or any litigation relating to the Merger, or any decrease in the trading price of Acquiror's Common Stock); (c) any adverse change, event or effect attributable or relating to conditions affecting the industry or industry sector in which the Target or any of its Subsidiaries or the Acquiror or any of its Subsidiaries, as applicable, participates or the U.S. economy as a whole; (d) any adverse change, event or effect attributable or relating to (i) out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement to the extent such fees and expenses are less than or equal to amounts set forth in Section 9.3(b) or are paid as provided in this Agreement, or (ii) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement to the extent disclosed to Acquiror in the Target Disclosure Schedules on or prior to the date of this Agreement; (e) any adverse change, event or effect attributable or relating to compliance with the terms of, or the taking of any action required by, this Agreement or the taking of any action consented to by the other party to this Agreement; (f) any adverse change, event or effect attributable or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; or (g) any adverse change, event or effect attributable or relating to actions required to be taken under applicable laws, rules, regulations, contracts or agreements. The Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Target and each of its Subsidiaries and a true and complete list of all states in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all states in which Target or any Subsidiary is duly qualified or licensed to transact business as a foreign corporation.

     Section 3.2   Target Capital Structure.
                   ------------------------

          (a) The authorized capital stock of Target consists of 1,000,000 shares of Target Common Stock, par value $0.01 per share. As of the date of this Agreement, there are (a) 375,559 shares of Target Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and none of which are subject to repurchase rights, (b) options (the "Target Options") to purchase 47,167 shares of Target Common Stock issued pursuant to Target's 1995 Nonqualified Stock Option Plan of Southern Research Technologies, Inc. and 128,225 shares of Target Common Stock issued pursuant to Target's 1993 Stock Option Plan of Southern BioSystems, Inc. (each a "Target Option Plan") and (c) warrants to purchase 24,174 shares of Target Common Stock issuable pursuant to warrant agreements. The issued and outstanding shares of Target Common Stock, Target Options and warrants to purchase shares of Target Common Stock ("Target Warrants") are held of record by the persons set forth and identified on Schedule 3.2(a) of the Target Disclosure Schedule as of the date hereof. All outstanding shares of Target Common Stock and all options or warrants to purchase Target Common Stock (collectively "Target Securities") were issued in compliance with applicable federal and state securities laws. Except as set forth in the Target Disclosure Schedule, there are no obligations, contingent or otherwise, of Target or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Target Common Stock or capital stock of any Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Target between the date hereof and the Effective Time shall be delivered by Target to Acquiror on the Closing Date. Except as set forth in the Target Disclosure Schedule, no outstanding shares of Target's Common Stock were, at the time they were issued, subject to a right of repurchase by Target under any circumstances.

          (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target or any Subsidiary.

          (c) Except as set forth in this Section 3.2, (i) Target owns, directly or indirectly through a Subsidiary, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or other performing similar functions with respect to such Subsidiary) of each of Target's Subsidiaries, and (ii) each of the outstanding shares of capital stock of each of Target's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Target free and clear of all liens, pledges, security interests, claims or other encumbrances. The Target Disclosure Schedule sets forth for each Subsidiary of Target: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share or equity capital; (iii) the number of issued and outstanding shares of capital stock or share or equity capital; (iii) the number of issued and outstanding shares of capital stock or share or equity capital; and (iv) the holder or holders of such shares. Except for interests in the Target's Subsidiaries or as set forth in the Target Disclosure Schedule, neither Target or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) if any corporation, partnership, joint venture, business, trust or other entity.

     Section 3.3   Authority; No Conflict; Required Filings and Consents.
                   -----------------------------------------------------

          (a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents (as defined below) to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, and on or before the Closing Date the principal terms of the Merger shall have been approved by Target's shareholders under the provisions of Alabama Law and Target's Articles of Incorporation and Bylaws. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Target as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party, when executed and delivered by Target, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable by Acquiror against Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and except that no representation is made with respect to the enforceability of any provision restricting competition or other business activities. For purposes of this Agreement, "Transaction Documents" means all documents or agreements required to be delivered by any party under this Agreement including the Articles of Merger, the Escrow Agreement, the Stockholders Agreements and the Noncompetition Agreements.

          (b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not (assuming receipt of all consents, approvals, authorizations, filings, registrations, permits, certificates and orders disclosed as required in the Target Disclosure Schedule), (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target or any Subsidiary is a party or by which it or any of their respective properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any Subsidiary or any of their respective properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect.

          (c) None of the execution and delivery by Target of this Agreement or of any other Transaction Document to which Target is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the Articles of Merger with the Alabama Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on the Target Disclosure Schedule or which, if not obtained or made, are not reasonably likely to have a Material Adverse Effect.

     Section 3.4   Financial Statements; Absence of Undisclosed Liabilities.
                   --------------------------------------------------------

          (a) Target has delivered to Acquiror copies of Target's audited consolidated balance sheets as of December 31, 2000 (the "Most Recent Balance Sheet"), and the related audited consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000, respectively and Target's unaudited consolidated balance sheets and consolidated statements of operations, stockholder'' equity and cash flows for the two month period ended February 28, 2001 (together with the Most Recent Balance Sheet, the "Target Financial Statements").

          (b) The Target Financial Statements are in accordance with the books and records of Target and its Subsidiaries and present fairly in all material respects, subject to adjustments approved by both Acquiror and Target, the financial position, results of operations and cash flows of Target and its Subsidiaries as of their historical dates and for the periods indicated. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that unaudited financial statements do not have notes thereto and may be subject to ordinary year-end adjustments) applied on a basis consistent with prior periods. The reserves, if any, reflected on the Target Financial Statements were adequate in light of the contingencies with respect to which they were made at the date of such financial statements.

          (c) To the Knowledge of Target, neither Target nor any Subsidiary has any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet. To the Knowledge of Target, all debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material both individually and in the aggregate to Target or its Subsidiaries or their respective businesses.

     Section 3.5   Tax Matters.
                   -----------

          (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

               (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed prior to the date hereof by or on behalf of Target and its Subsidiaries have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Target or its Subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the books of Target from which the Target Financial Statements are derived, and no other Taxes are payable by Target or its Subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Each of Target and its Subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target or its Subsidiaries with respect to Taxes, other than liens for Taxes not yet delinquent or for Taxes that Target or its Subsidiaries is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the books of Target from which the Target Financial Statements are derived. Neither Target nor any Subsidiary has at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Target's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with GAAP applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or to the Knowledge of Target prior to and including the Effective Time will be incurred) and no material amount of gross taxable income has been realized (or to the Knowledge of Target prior to the Effective Time will be realized) since such date other than in the ordinary course of business.

          (d)  Target has made available to Target true and complete copies of
(i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target or its Subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target or its Subsidiaries. Neither Target nor any Subsidiary does business in or derives income from any state other than states for which Returns have been duly filed and furnished to Acquiror.

          (e) None of the Returns of or including Target or its Subsidiaries is being audited by a government or taxing authority, nor has any such audit to the Knowledge of Target been threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and neither Target nor any Subsidiary has received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Neither Target nor any Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Target, any Subsidiary or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target or any Subsidiary. Target has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws. For purposes of this Agreement, the term "Knowledge of Target" shall mean the actual knowledge of the representatives of Target set forth on Schedule 3.5 hereto after reasonable investigation.

          (f) Except as may be required as a result of the Merger, Target and its Subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (g) Neither Target nor its Subsidiaries is or has ever been a party to any tax sharing agreement.

          (h) Neither Target nor its Subsidiaries is or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Acquiror is not required to withhold tax by reason of Section 1445 of the Code. Neither Target nor its Subsidiaries is or has ever been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Each of Target and its Subsidiaries is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

     Section 3.6   Absence of Certain Changes or Events.  Since December 31,
                   ------------------------------------
2000, other than as set forth on the Target Disclosure Schedule, neither Target nor any Subsidiary has:

          (a)  suffered any Material Adverse Effect;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not in excess of $10,000;

          (c) granted or agreed to make any increase in the compensation payable or to become payable by Target or any Subsidiary to their respective directors, officers, employees or consultants;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or any Subsidiary or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target or any Subsidiary of such shares;

          (e) issued any shares of capital stock or any warrants, rights, options or entered into any commitment relating to the shares of Target or any Subsidiary, except for the issuance of shares of Target capital stock pursuant to the exercise of options or warrants to purchase shares of Target Common Stock;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, except as may be required to be adopted under GAAP;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $25,000, except with respect to property worn out in the ordinary course of business;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder;

          (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

          (j) made any capital expenditure or commitment individually in excess of $25,000 or in the aggregate in excess of $50,000;

          (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or stockholders or any Affiliate of any of the foregoing, except for travel advances in the ordinary course of business;

          (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Target Disclosure Schedule; or

          (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations and warranties of Target contained in this Agreement.

     Section 3.7  Title and Related Matters.  Each of Target and its
                  -------------------------
Subsidiaries has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for
(i): liens for taxes not yet delinquent; (ii) inchoate liens arising by operation of law, including materialman's, mechanic's, repairman's, laborer's, warehousemen, carrier's, employee's, contractor's and operator's liens arising in the ordinary course of business but only to the extent such liens secure obligations that, as of the date hereof, are not due and payable and are not being contested unless being contested in good faith and a reserve or other appropriate provision, if any, as required by GAAP is made therefor in the books of Target from which the Target Financial Statements are derived; (iii) minor defects, irregularities in title, easements, rights of way, servitudes and similar rights (whether affecting fee interests, a landlord's interest in leased properties or a tenant's interest in leased properties) that individually or in the aggregate have not had, and are not reasonably likely to have, a Material Adverse Effect on the ability of the Target or its Subsidiaries to use such property in the manner previously owned or used by the Target or its Subsidiaries; (iv) liens securing the Target's or its Subsidiaries' indebtedness reflected on the books of Target from which the Target Financial Statements are derived; and (v) liens affecting a landlord's interest in property leased to the Target or its Subsidiaries so long as such lien does not breach and is not reasonably likely to breach a customary covenant or quiet enjoyment (due to the existence of a non-disturbance agreement or other arrangement in which the tenant's interest is recognized and protected). The equipment of Target and its Subsidiaries used in the operation of their respective businesses is, taken as a whole, (i) adequate for the business presently conducted by Target or its Subsidiary, as the case may be and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Target or any Subsidiary is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the Knowledge of Target, there is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The Target Disclosure Schedule contains a description of all items of capital assets with an individual net book value in excess of $1,000 and real property leased, in each case either or owned by Target or any Subsidiary, describing its interest in said property. True and correct copies of Target's and any Subsidiary's real property and personal property leases have been provided to Acquiror or its representatives. Neither Target nor any Subsidiary holds title, either directly or through a third party, to any real property.

     Section 3.8  Proprietary Rights.
                  ------------------

          (a) Each of Target and its Subsidiaries owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, formulas, compositions of matter, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of their respective business as conducted as of the date of this Agreement, including, without limitation, the technology, formulations, and all proprietary rights developed or discovered or used in connection with or contained in all materials and products sold by Target or it Subsidiaries or any product which has been or is being distributed or sold by Target or its Subsidiaries or, to the Knowledge of Target, currently is under development by Target or its Subsidiaries (collectively, the "Target Products"), and with respect to the foregoing which Target and its Subsidiaries own all right, title and interest therein and thereto, free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as "Target Proprietary Rights"). The Target Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Target Products or otherwise included in the Target Proprietary Rights and all applications therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any patents, copyrights, trade secrets, formulations, software, inventions, technology, know-how, processes or other proprietary rights that Target or any Subsidiary is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Target Products (such patents, copyrights, trade secrets, formulations, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology"), provided that such list need not include any license for standard generally commercially available "off-the-shelf" third party products, and (iii) list of all licenses and other agreements with third parties relating to any information, compilations, formulations or compositions of matter that Target or any Subsidiary is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Target Products, provided that such list need not include any license for standard generally commercially available "off-the-shelf" third party products. All of Target's or any Subsidiary's patents, copyrights, trademarks, trade names or Internet domain name registrations are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or, to the Knowledge of Target, threatened against Target or any Subsidiary (and, to the Knowledge of Target, there are no claims which are likely to be asserted or threatened against Target or any Subsidiary or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Products) by any person challenging Target's or any Subsidiary's use, possession, manufacture, sale or distribution of Target Products under any Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto to which Target or any Subsidiary is a party (including, without limitation, the Third Party Licenses) or alleging a violation of any confidentiality rights. To the Knowledge of Target, there is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Target or any Subsidiary of any of the Target Proprietary Rights or Target Products. None of the Target Products or, to the Knowledge of Target, products currently under development nor the use or exploitation of any Target Proprietary Rights in Target's or any Subsidiary's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and neither Target nor any Subsidiary has been sued or named in any pending suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

          (b) Neither Target nor any Subsidiary has granted any third party any right to make, use, sell, distribute, market or exploit any of the Target Products or any derivatives thereof or any Target technology under development.

          (c) All inventions, methods, formulations, designs, drawings, specifications, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Target Proprietary Rights or Target Products at any stage of their development (the "Target Components") were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Target by means of valid and enforceable confidentiality and invention assignment agreements, copies of which or the form of which have been delivered to Acquiror. Target has at all times used commercially reasonable efforts to treat the Target Proprietary Rights that are not otherwise protected by patents, patent applications, or copyrights ("Confidential Information") as containing Confidential Information or trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of the nature of such confidential information or such trade secrets by release into the public domain.

          (d) To the Knowledge of Target, no employee, contractor or consultant of Target is in violation of any term of any written employment contract, intellectual property disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or, to Target's knowledge, any other party because of the nature of the business conducted by Target or proposed to be conducted by Target. The Target Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Target Products or the Target Proprietary Rights.

          (e) Each person presently or previously employed by Target (including independent contractors, if any) has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Acquiror or its representatives.

          (f) No unresolved product liability or warranty claims have been communicated in writing to or to the Knowledge of Target threatened against Target or Subsidiary.

          (g) To the Knowledge of Target, there is no unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights, or any Third Party Technology to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any Target Proprietary Rights or for any other reason.

          (h) All use, disclosure or appropriation by Target or, to the Knowledge of Target, by another party pursuant to rights granted to it by Target, of Confidential Information owned by Target to a third party has been pursuant to the terms of a written agreement between Target and such third party or between such other party and such third party. All use, disclosure or appropriation by Target of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

Section 3.9    Employee Benefit Plans.
               ----------------------

          (a) The Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security

Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Target (together, the "Target Employee Plans").

          (b) Target has delivered to Acquiror or its representatives a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified, and has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination with respect to such Target Employee Plan and applicable from the date of its adoption. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

          (c) Except as set forth in the Target Disclosure Schedule: (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Target Employee Plan; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance in all material respects with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each Subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and to the Knowledge of Target, there is no material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any Subsidiary or

ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code; (viii) with respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA or any plan maintained by more than one employer within the meaning of Section 413(c) of the Code.

          (d) With respect to each Target Employee Plan, Target has complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder, (ii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the regulations thereunder.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider or (iii) result in compensation paid or payable to any employee of Target which compensation is non-deductible by reason of the application of Section 162(m) or 280(G) of the Code.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

     Section 3.10  Bank Accounts.  The Target Disclosure Schedule sets forth
                   -------------
the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target or any Subsidiary maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.11  Contracts.
                   ---------

          (a)  Except as identified in Schedule 3.11(a):

               (i) Neither Target nor any Subsidiary has agreements, contracts or commitments that provide for the sale, licensing or distribution by Target or its Subsidiaries of any Target Products or Target Proprietary Rights. Without limiting the foregoing, except as set forth on the Target Disclosure Schedule, neither Target nor its Subsidiaries has granted to any third party (including, without limitation, partners, distributors, original equipment manufacturers ("OEMs") and customers) any rights to manufacture use, sell or distribute any of the Target Products or products covered by Target Proprietary Rights, nor has Target or any Subsidiary granted to any third party any exclusive rights of any kind (including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or embodiments of any of the Target Products or products covered by Target Proprietary Rights), nor has Target or any Subsidiary granted any third party any right to market any of the Target Products or products covered by Target Proprietary Rights.

               (ii)   [reserved]

               (iii) Neither Target nor any Subsidiary has any agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures in excess of $25,000 annually with respect to each such agreement, contract or commitment by or to Target or such Subsidiary.

               (iv) Neither Target nor any Subsidiary has any outstanding supply or development contract, commitment or proposal (including, without limitation, any feasibility studies, or testing agreements).

               (v) Neither Target nor any Subsidiary has any outstanding agreements, contracts or commitments with officers, agents, advisors, salesmen, sales representatives, distributors or dealers.

               (vi) Neither Target nor its Subsidiary has any employment agreements or any independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

               (vii) Neither Target nor any Subsidiary has any currently effective collective bargaining or union agreements, contracts or commitments.

               (viii) Neither Target nor any Subsidiary is restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

              (ix) Neither Target nor any Subsidiary has guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

              (x) Except for credit extended to customers in the ordinary course of business, neither Target nor any Subsidiary has any outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target or such Subsidiary in excess of $10,000.

              (xi) Neither Target nor any Subsidiary has any agreements pursuant to which it has agreed to manufacture for, supply to or distribute to any third party any Target Products or Target Components.

              (xii) Other than as disclosed elsewhere in the Target Disclosure Schedules or as provided to Acquiror, there are no agreements, instruments or contracts to which Target or any Subsidiary is a party or by which it is bound that individually involve obligations (contingent or otherwise) of, or payment to, Target or such Subsidiary in excess of $25,000.

     The agreements, documents and instruments set forth on the Target Disclosure Schedule are referred to herein as "Material Contracts." True and correct copies of each document or instrument listed on the Target Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Acquiror or its representatives.

          (b) All of the Material Contracts listed on the Target Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Target or its Subsidiary, as the case may be, in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the Knowledge of Target, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Neither Target nor any Subsidiary is in default under or in breach or violation of, nor, to the Knowledge of Target, is there any valid basis for any claim of default by Target or any Subsidiary under, or breach or violation by Target or any Subsidiary of, any material provision of any Material Contract. To the Knowledge of Target, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material portion of any Material Contract.

          (d) No claims have been made or to the Knowledge of Target threatened that could require indemnification by Target or any Subsidiary under the indemnification provisions of any Material Contract, and neither Target nor any Subsidiary has paid any amounts to indemnify any third party as a result of any such contractual indemnification provisions.

     Section 3.12  Orders, Commitments and Returns.  All accepted supply or
                   -------------------------------
development arrangements entered into by Target or any Subsidiary were made in the ordinary course of business. There are no oral contracts or arrangements for the development or sale of any other product or service by Target.

     Section 3.13  Compliance With Law.  Each of Target, its Subsidiaries and
                   -------------------
the operation of their respective business are in compliance in all material respects with all applicable laws and regulations material to the operation of their respective business. Neither Target nor any Subsidiary or, to the Knowledge of Target, any of their respective employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Neither Target nor any Subsidiary has participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Each of Target and its Subsidiaries has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

     Section 3.14  Labor Difficulties; No Discrimination.
                   -------------------------------------

          (a) Neither Target nor any Subsidiary is engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target or any Subsidiary actually pending or, to the Knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the Knowledge of Target, threatened against Target or any Subsidiary. To the Knowledge of Target, no union organizing activities are taking place with respect to the business of Target or any Subsidiary. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the Knowledge of Target, no claims therefor exist. No collective bargaining agreement that is binding on Target restricts it from relocating or closing any of its operations. Neither Target nor any Subsidiary has experienced any material work stoppage or other material labor difficulty.

          (b) Target and each of its Subsidiaries is in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There is and has not been any claim against Target, any Subsidiary or their respective officers or employees, or to the Knowledge of Target, threatened against Target, officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, or based on actual or alleged breach of contract with respect to any person's employment by Target or any Subsidiary, nor, to the Knowledge of Target, is there any basis for any such claim.

          (c) As of the date of this Agreement, there are no pending claims against Target or any Subsidiary under any workers compensation plan or policy or for long term disability. As of the date of this Agreement, neither Target nor any Subsidiary has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the Knowledge of Target, threatened, between Target or any Subsidiary and any of their respective employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary.

          (d) Neither Target nor any Subsidiary has incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and, to the Knowledge of Target, no fact or event exists that could give rise to liability under the WARN Act, except for actions that may be taken after the Effective Time.

          (e) The Target Disclosure Schedule contains a list of all employees who are on a leave of absence (whether paid or unpaid) as of the date of this Agreement, the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

     Section 3.15  Trade Regulation. All of the prices charged by Target or
                   ----------------
its Subsidiaries in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against Target or its Subsidiaries with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to the Knowledge of Target, no specific situation, set of facts, or occurrence provides any basis for any such claim against Target or its Subsidiaries.

     Section 3.16  Insider Transactions.  To the Knowledge of Target, no
                   --------------------
affiliate ("Affiliate") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of Target or its Subsidiaries has any interest in any equipment or other property, real or personal, tangible or intangible of Target, or its Subsidiaries including, without limitation, any Target Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Target Products; provided, however,
                                                          --------  -------
that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

     Section 3.17  Employees, Independent Contractors and Consultants.  The
                   --------------------------------------------------
Target Disclosure Schedule lists all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target or its Subsidiaries is a party. True and correct copies of all such written agreements have been provided to Acquiror or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Target or its Subsidiaries are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Target Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by, or performing contract services for, Target or its Subsidiaries as of the date of this Agreement. No bonus or other payment will become due to Target or its Subsidiaries employees or contractors as a result of the Merger.

     Section 3.18  Insurance.  The Target Disclosure Schedule contains a list
                   ---------
of the principal policies of fire, liability and other forms of insurance currently held by Target. To the Knowledge of Target, neither Target nor any Subsidiary has done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds in all material respects. To the Knowledge of Target, there has been no threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.19  [Reserved]

     Section 3.20  Litigation. There is no private or governmental action, suit,
                   ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Target, threatened against Target, any Subsidiary or any of their respective properties, officers or directors (in their capacities as such). There is no judgment, decree or order against Target or any Subsidiary, or, to the Knowledge of Target, any of their respective directors or officers (in their capacities as such). To the Knowledge of Target, no circumstances exist that could reasonably be expected to result in a claim against Target or any Subsidiary as a result of the conduct of Target's business (including, without limitation, any claim of infringement of any intellectual property right).

     Section 3.21  Governmental Authorizations and Regulations.  Each of
                   -------------------------------------------
Target and its Subsidiaries has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which it currently operates or holds any interest in any of its properties or (ii) that is required for the operation of its business or the holding of any such interest, and all of such authorizations are in full force and effect, except for consents, licenses, permits, grants or other authorizations the failure of which to obtain would not result in a Material Adverse Effect.

     Section 3.22  Environmental Matters.
                   ---------------------

          (a)  Definitions.  For the purposes of this Agreement, the following
               -----------
terms shall have the meanings set forth below:

               (i)  "Environmental Conditions" shall mean any environmental
                     ------------------------
contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, the surface water, groundwater, surface soil, subsurface soil, air and land.

               (ii) "Environmental Laws" shall mean all federal, regional,
                     ------------------
state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, worker health or safety, pollution, damage to or protection of the environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, whether existing in the past or present or hereafter enacted, rendered, adopted or promulgated. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"); the Resource Conservation and Recovery Act
                -- ---
(42 U.S.C. 6901 et seq.) ("RCRA"); the Clean Air Act (42 U.S.C. 7401 et seq.);
                -- ---                                               -- ---
the Clean Water Act (33 U.S.C. 1251 et seq.); together with their state law
                                    -- ---
analogs.

               (iii)  "Environmental Permits" shall mean all permits,
                       ---------------------
authorizations, registrations, certificates, licenses, approvals or consents required under or issued by any Governmental Entity pursuant to Environmental Laws.

               (iv)   "Former Facilities" shall mean any plants, offices, land,
                       -----------------
manufacturing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by Target or any Subsidiary in connection with their respective business, or by any former subsidiary of Target or any predecessor-in-interest of Target.

               (v)    "Hazardous Material" shall mean any toxic or hazardous
                       ------------------
substance, material or waste and any pollutant or contaminant, or infectious or radioactive substance or material, or any substances, materials and wastes defined or regulated under any Environmental Laws, including without limitation, solvents, asbestos, solid wastes, petroleum, polychlorinated byphenyls and urea formaldehyde.

               (vi)   "Property" shall mean the facilities located at 756 Tom
                       --------
Martin Drive, Birmingham, AL, presently owned and operated by Southern Research Institute, Inc. and leased by Target and its Subsidiaries.

               (vii)  "Release" shall mean any intentional or unintentional
                       -------
release, leakage, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

               (viii) "Remedial Action" shall mean any and all:  (i)
                       ---------------
investigations of Environmental Conditions, including assessments, remedial investigations, sampling, monitoring or the installation of monitoring wells; or
(ii) actions taken to address Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies to the surface and subsurface soils, excavation and off-site disposal of such soils, soil vapor extraction systems, recovery wells, sumps or trenches, systems for long-term treatment of surface water or groundwater.

          (b)  Target represents and warrants:

               (i)    Permits.  Section 3.22 of the Target Disclosure Schedule
                      -------
contains a list of all Environmental Permits necessary for the lawful conduct of business by Target and its Subsidiaries, and the lawful operation of their respective assets and the Property. Each of Target and its Subsidiaries possess all Environmental Permits necessary in order to conduct lawfully their respective business as it is now being conducted and use the Property as currently operated by Target and its Subsidiaries. Each Environmental Permit issued to Target or its Subsidiaries is in full force and effect and, to the Knowledge of Target, no information provided by Target in order to obtain such permits was when given or has since become false or inaccurate in any material way. Specifically, and without limiting the generality of the foregoing, Target has received written authorization from Jefferson County to dispose of wastewater to the sanitary sewer while Target's application for a State Indirect Discharge (SID) Permit is under review, and such authorization has not been revoked. Target has received a draft of the proposed SID Permit from the Alabama Department of Environmental Management, a copy of which has been provided to Acquiror. Target and its Subsidiaries are in compliance in all material respects with all requirements, terms and provisions of the Environmental Permits issued to Target and its Subsidiaries and each has filed on a timely basis (and updated as required) all reports, notices, applications or other documents required to be filed pursuant to the Environmental Permits. Target and its Subsidiaries have submitted to Acquiror true and complete copies of all of the Environmental Permits (if any) issued to or held by Target or its Subsidiaries. Target and its Subsidiaries shall take all necessary actions to have such Environmental Permits transferred, renewed or reissued to Target prior to the Closing Date or immediately thereafter so as to allow Surviving Corporation to continue Target's business and use the Property without interruption after the Closing Date. To the Knowledge of Target, there is no reasonable basis to believe that any of the Environmental Permits listed in Section 3.22 of the Target Disclosure Schedule will not transfer, renew or reissue to the Surviving Corporation in the ordinary course.

          (ii)   Compliance With Environmental Laws.  Each of Target's and its
                 ----------------------------------
Subsidiaries' respective businesses and, to the Knowledge of Target, the Property are, and at all times during the time that Target or its Subsidiaries owned such businesses or leased and operated the Property have been, in material compliance with all Environmental Laws then applicable to their respective businesses, the Former Facilities, or the Property. During the time that Target has leased the Property, there has been no release of a Hazardous Material to the surface, subsurface or groundwater which originated at the Property.

          (iii)  Reports, Disclosures and Notifications.  Target and Shareholder
                 --------------------------------------
have filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws. Target has made available to Acquiror all reports, disclosures, notifications, applications and plans filed by Target and Shareholder under Environmental Laws. All such reports, disclosures, notifications, applications and plans were, when made, true, accurate and complete in all material respects, and to the Knowledge of Target, such reports, disclosures, notifications, applications and plans do not contain false or inaccurate information.

          (iv)   Notices.  Neither Target nor any Subsidiary has received any
                 -------
notice that Target, the Property or any of the Former Facilities: (i) is in violation of the requirements of any Environmental Permit or Environmental Laws;
(ii) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Permit or Environment Laws; or (iii) has actual or potential liability under any Environmental Laws, including without limitation CERCLA, RCRA, or any comparable state or local Environmental Laws or at common law.

          (v)    No Reporting or Remediation Obligations.  There are no
                 ---------------------------------------
Environmental Conditions or other facts, circumstances or activities arising out of or relating to Target's or its Subsidiaries' businesses, the use, storage, transportation, treatment or disposal of Hazardous Material by Target or any Subsidiary, or the use, operation or occupancy by Target or any Subsidiary of the Property or, to the Knowledge of the Target, the Former Facilities that result or reasonably could be expected to result in (A) any obligation of Target or any Subsidiary to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any remedial action, environmental cleanup or remediation, whether onsite or offsite; or (B) liability, either to governmental agencies or third parties, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind or nature whatsoever arising under any Environmental Law.

          (vi)   Liens and Encumbrance.  No federal, state, local or municipal
                 ---------------------
governmental agency or authority has obtained or asserted an encumbrance or lien upon any property of Target or any Subsidiary, or, to the Knowledge of the Target, any of the Former Facilities as a result of any Release, use or cleanup of any Hazardous Material for which Target or any Subsidiary is legally responsible, nor has any such Release, use or cleanup occurred which could result in the assertion or creation of such a lien or encumbrance.

          (vii)  Storage Transport or Disposal of Hazardous Materials.  To the
                 ----------------------------------------------------
Knowledge of Target, there is not now nor has there ever been located on the Property any areas or vessels used or intended for the treatment, storage or disposal (as such terms are defined in RCRA) of Hazardous Materials, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injunction systems.

          (viii) Transportation of Hazardous Materials.  For each shipment of
                 -------------------------------------
Hazardous Materials by Target or its Subsidiaries since January 1, 1996, that has been transported offsite from the Property for destruction, Target has received back a manifest copy with TSDF signature acknowledging receipt of such shipment. The information provided by Target to Acquiror with respect to Hazardous Materials shipped offsite by Target or its Subsidiaries for treatment, storage or disposal since June 28, 1991 is accurate and complete in all material respects. To the Knowledge of Target, the information provided by Target to Acquiror with respect to Hazardous Materials shipped offsite by Target or its Subsidiaries for treatment, storage or disposal since May 19, 1989 is accurate and complete in all material respects.

     Section 3.23  Corporate Documents.  Each of Target and its Subsidiaries
                   -------------------
has furnished to Acquiror or its representatives: (a) copies of its Articles of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target or its Subsidiaries, as the case may be, or any securities of Target or its Subsidiaries, as the case may be, and all applications for such permits, orders, and consents; and (d) the stock transfer books for Target or its Subsidiaries, as the case may be, setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target or its Subsidiaries, as the case may be, are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

     Section 3.24  No Brokers. Neither Target, any Subsidiary, nor, to the
                   ----------
Knowledge of Target, any Target stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

     Section 3.25  Customers and Suppliers. As of the date hereof, no customer
                   -----------------------
which individually accounted for more than 5% of Target's consolidated gross revenues during the 12-month period preceding the date hereof, and no material supplier of Target or its Subsidiaries has canceled or otherwise terminated prior to the expiration of the contract term, or, to Target's knowledge, made any written threat to Target to cancel or otherwise terminate its relationship with Target or its Subsidiaries, or has at any time on or after December 31, 2000 decreased materially its services or supplies to Target or its Subsidiaries in the case of any such supplier, or its usage of the services or products of Target or its Subsidiaries in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its contractual relationship with Target or its Subsidiaries or to decrease materially its services or supplies to Target or its Subsidiaries or its usage of the services or products of Target or its Subsidiaries, as the case may be. Neither Target nor any Subsidiary has knowingly (i) breached, or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier or Target or its Subsidiaries.

     Section 3.26  Target Action.  The Board of Directors of Target, by
                   -------------
unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (except for directors who may abstain because of a conflict of interest) (i) determined as of the date of this Agreement that the Merger is fair and in the best interests of, and advisable to, Target and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Alabama Law, and (iii) directed that this Agreement and the Merger be submitted to Target shareholders and, as of the date of this Agreement, recommended that such Target shareholders vote in favor of the approval of this Agreement and the Merger.

     Section 3.27  Offers.  Except as disclosed to Acquiror pursuant to
                   ------
Section 5.6 with respect to events after the date of this Agreement, neither Target nor any Subsidiary is in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional equity that has not been issued or committed to prior to the date of this Agreement. As of the date of this Agreement, Target has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Acquiror.

     Section 3.28  [Reserved]

     Section 3.29  Disclosure.  No statements by Target contained in this
                   ----------
Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Target or its Subsidiaries to Acquiror or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Target has disclosed to Acquiror all material information which, to the Knowledge of Target, relates specifically to the operations and business of Target and its Subsidiaries as of the date of this Agreement or the transactions contemplated by this Agreement.

     Section 3.30  Disclosure to Shareholders.  The information supplied by
                   --------------------------
Target for inclusion in the proxy statement with respect to the special meeting of shareholders of Target to be called for the purpose of approving this Agreement and the Merger (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first delivered to Target shareholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or delivery to shareholders of Target, such amendment or supplement. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Sub which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by Target.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB

     Acquiror and Sub jointly and severally represent and warrant to Target that, except as disclosed in a filing with the Securities and Exchange Commission (the "Commission"), the statements contained in this Article IV are true and correct on and as of the date of this Agreement and shall be true and correct at all times until the Closing Date.

     Section 4.1  Organization of Acquiror and Sub.  Each of Acquiror and Sub
                  --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the leasing of properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Acquiror free and clear of all liens, charges and encumbrances.

     Section 4.2  Valid Issuance of Acquiror Common Stock. The shares of
                  ---------------------------------------
Acquiror's Common Stock, par value of $0.0001 per share ("Acquiror Common Stock"), to be issued pursuant to the Merger will when issued be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal and state securities laws.

     Section 4.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Each of Acquiror and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Acquiror and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Acquiror and Sub. This Agreement and each of the Transaction Documents to which Acquiror or Sub is a party constitutes, and each of the Transaction Documents to which Acquiror or Sub will become a party when executed and delivered by Acquiror or Sub will constitute, a valid and binding obligation of Acquiror or Sub, enforceable by Target against Acquiror or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (b) The execution and delivery by Acquiror or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Acquiror or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Acquiror or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect.

          (c) Neither the execution and delivery of this Agreement by Acquiror or Sub or the Transaction Documents to which Acquiror or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Articles of Merger with the Alabama Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole.

     Section 4.4  Commission Filings; Financial Statements.
                  ----------------------------------------

          (a) Acquiror has filed with the Commission and made available to Target or its representatives all forms, reports and documents required to be filed by Acquiror with the Commission since September 27, 2000 (collectively, the "Acquiror Commission Reports"). The Acquiror Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror Commission Reports or necessary in order to make the statements in such Acquiror Commission Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes) contained in the Acquiror Commission Reports, including any Acquiror Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 4.5  Interim Operations of Sub.  Sub was formed by Acquiror
                  -------------------------
solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Acquiror, is not a party to any agreement other than this Agreement.

     Section 4.6  Stockholders Consent.  No consent or approval of the
                  --------------------
stockholders of Acquiror is required or necessary for Acquiror to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

     Section 4.7  SEC Filings and Proxy Statement.  The information supplied
                  -------------------------------
by Acquiror for inclusion in the Proxy Statement, the Registration Statement and in any other registration statement required to be filed by Acquiror under this Agreement shall not, on the date the Proxy Statement is first delivered to Target shareholders and at the Effective Time and on the date the Registration Statement and each such other registration statement is filed with the Securities Exchange Commission, as applicable, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false and misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied by Target or its Subsidiaries which is contained in any of the foregoing documents, whether such information is incorporated directly into any of the foregoing documents, whether such information is incorporated indirectly into any of the foregoing documents or forms the basis for information provided by Acquiror.

     Section 4.8  Absences of Changes.  From December 31, 2000, neither
                  -------------------
Acquiror nor Sub have suffered any change that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

     Section 4.9  Disclosure.  No representation or warranties of Acquiror or
                  ----------
Sub contained in this Agreement, and no statement contained in any certificate, schedule, list or other information furnished by Acquiror to Target pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date of this Agreement.

                                   ARTICLE V

                         PRECLOSING COVENANTS OF TARGET

     Section 5.1  Approval of Target Shareholders. Prior to the Closing Date
                  -------------------------------
and at the earliest practicable date following the date hereof and in any event no later than May 9, 2001, Target will hold the Target Shareholders Meeting for the purpose of seeking approval of this Agreement, the Merger and related matters in accordance with Alabama Law and Target' Articles of Incorporation and Bylaws. The board of directors of Target will solicit proxies from Target's shareholders to vote such shareholders' shares at the Target Shareholders Meeting. In soliciting such proxies, Target shall enter into confidentiality agreements with its shareholders in form reasonably satisfactory to Acquiror and the board of directors of Target will unanimously (except for directors who may have abstained because of a conflict of interest) recommend to the shareholders of Target that they approve this Agreement and the Merger (unless the board of directors of Target shall have obtained a written opinion of counsel to the effect that such recommendation would violate the board of directors' fiduciary duties to Target's shareholders under applicable law) and shall use reasonable commercial efforts to obtain the approval of the shareholders of Target entitled to vote on this Agreement, the Merger and related matters in accordance with Alabama Law and Target' Articles of Incorporation and Bylaws. Target will prepare as soon as reasonably practicable the Proxy Statement in form and substance reasonably acceptable to Acquiror and its representatives, with respect to the solicitation of proxies from the shareholders of Target to approve this Agreement, the Merger and related matters. Within four business days after the execution of this Agreement, Target will distribute the Proxy Statement to the shareholders of Target. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, Target or Acqurior, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement to the Proxy Statement, and mailing such amendment or supplement to the shareholders of Target. The Proxy Statement as initially transmitted will include the unanimous recommendation of the board of directors of Target (except for directors who may abstain because of conflict of interest) in favor of adoption and approval of this Agreement and approval of the Merger in accordance with Alabama law and Target's Articles of Incorporation and Bylaws.

     Section 5.2  Advice of Changes.  Target will promptly advise Acquiror in
                  -----------------
writing of any event known to Target occurring subsequent to the date of this Agreement which would, or would be reasonably likely to, render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 5.3  Operation of Business.  During the period from the date of
                  ---------------------
this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Target agrees and will cause any Subsidiary (except to the extent that Acquiror shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes prior to becoming delinquent, subject to good faith disputes over such debts or Taxes, to pay or perform other obligations prior to becoming delinquent, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence not in the ordinary course of business of Target or any Subsidiary. Except as expressly contemplated by this Agreement, neither Target nor any Subsidiary shall, without the prior written consent of Acquiror:

          (a) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock granted under any employee stock plan or agreements or authorize cash payments in exchange for any options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Target Disclosure Schedule;

          (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Target Common Stock issuable upon exercise of options or warrants outstanding as of the date of this Agreement or (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

          (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target, except in the ordinary course of business;

          (f) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) except as set forth on the Target Disclosure Schedule, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

          (i) amend or propose to amend its Articles of Incorporation or Bylaws;

          (j) incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $25,000 as to any individual matter;

          (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Target Proprietary Right or other property associated with the business of Target (including sales or transfers to Affiliates of Target);

          (1) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

          (m) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (n)  change accounting methods;

          (o) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

          (p) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (q) waive or release any material right or claim, except in the ordinary course of business;

          (r) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any material accounting method, file any amended Return, enter into any closing agreement, settle any material Tax claim or assessment relating to Target, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to Target, or take any other action or omit to take any action outside of the ordinary course of business that would have the effect of increasing the Tax liability of Target or Acquiror;

          (s) take any action or fail to take any action that would cause there to be a Material Adverse Effect;

          (t) enter into any licenses, joint venture agreements, partnerships, collaboration agreements, OEM agreements, feasibility studies or any exclusive agreements of any kind; or

          (u) enter into any agreements not in the ordinary course of business providing for obligations that would extend beyond 30 days of the date of this Agreement or that result in obligations of Target in excess of $5,000; or

          (v) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (u) above, or any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.4  Access to Information.  Until the Closing, Target shall allow
                  ---------------------
Acquiror, its agents and representatives reasonable free access during normal business hours upon reasonable notice to its files, books, records, representatives, employees, agents and offices, including, without limitation, any and all information relating to Taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Target shall cause its accountants to cooperate with Acquiror and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access by Acquiror shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

     Section 5.5  Satisfaction of Conditions Precedent.  Target will use its
                  ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use its reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. Target shall use its best efforts to obtain any and all consents necessary with respect to those Material Contracts listed on Schedule 5.5 of the Target Disclosure Schedule required to consummate the Merger (the "Material Consents").

     Section 5.6  Other Negotiations.  Following the date hereof and until
                  ------------------
termination of this Agreement pursuant to Section 9.1, Target will not (and it will not permit any of its officers, directors, employees, representatives (including, without limitation, accountants, attorneys, investment bankers or investors), agents and Affiliates on its behalf directly or indirectly through another person to) take any action to solicit, initiate, seek, encourage or support the initiation of, or take any other action designed to facilitate the initiation of any inquiry, proposal or offer from, or, unless the board of directors of Target shall have received a written opinion of counsel that the failure to do so would violate the board of directors' fiduciary duties to Target's shareholders under applicable law, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Acquiror) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the stock or assets of Target or any license of Target Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Acquiror. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Target shall (i) notify Acquiror immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target's obligations under this Agreement.

                                   ARTICLE VI

               PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB

     Section 6.1  Advice of Changes.  Acquiror and Sub will promptly advise
                  -----------------
Target in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Acquiror or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 6.2  Reservation of Acquiror Common Stock.  Acquiror shall prior
                  ------------------------------------
to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Acquiror Common Stock as may be issuable upon consummation or as a result of the Merger.

     Section 6.3  Satisfaction of Conditions Precedent.  Acquiror and Sub will
                  ------------------------------------
use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Acquiror and Sub will use their reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     Section 6.4  Stock Options.
                  -------------

          (a) At the Effective Time, each Target Option or warrant, whether vested or unvested, shall be assumed by Acquiror and deemed to constitute an option or warrant (a "Acquiror Option") to acquire, on the same terms and conditions as were applicable under the Target Option or warrant (except for provisions thereof relating to Target's right-of-first-refusal, which shall be deleted therefrom), the same number of shares of Acquiror Common Stock as the holder of such Target Option or warrant would have been entitled to receive pursuant to the Merger (and subject to the Escrow Agreement) had such holder exercised such option in full immediately prior to the Effective Time (rounded to four decimal places), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option or warrant divided by
(ii) the number of full shares of Acquiror Common Stock deemed purchasable pursuant to such Acquiror Option in accordance with the foregoing; provided,
                                                                   --------
however, that on the Registration Date, subject to and in accordance with the
-------
terms of Section 2.1(d) above, the holder of each Target Option or warrant shall be entitled to receive Adjustment Consideration Shares allocable to such Target Option or warrant and the price per share of such Target Option or warrant shall be subject to adjustment accordingly; and provided further, that, in the case of
                                          -------- -------
any Target Option to which Section 422 of the Code applies ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

          (b) As soon as practicable after the Effective Time, Acquiror shall deliver to the participants in each Target Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Target Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.4 after giving effect to the Merger). Acquiror shall comply with the terms of each Target Option Plans and the parties intend that, to the extent required by, and subject to the provisions of, such Target Option Plan and Sections 422 and 424(a) of the Code, that Target Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time, and this provision shall be interpreted consistent with that intent.

          (c) Prior to the Closing Date, Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Acquiror Options. Promptly after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) under the Securities Act or another appropriate form with respect to the shares of Acquiror Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. On the Registration Date, Acquiror shall amend such registration statement or file a registration statement on Form S-8 (or any successor or other appropriate forms) under the Securities Act or another appropriate form with respect to the Adjusted Consideration Shares subject to options pursuant to Section 2.(d) hereof and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     Section 6.5  Registration of Merger Shares.
                  -----------------------------

          (a)     Registrable Shares. For purposes of this Agreement,
                  ------------------
"Registrable Shares" shall mean the shares of Acquiror Common Stock issued in the Merger and all shares issuable upon the exercise of any outstanding warrants, including any and all Escrow Shares.

          (b)     Required Registration.  Acquiror shall use its reasonable best
                  ---------------------
efforts (i) to prepare and file with the Commission a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "Registration Statement") on or before November 30, 2001 (the "Registration Date"), so long as the holders of Registrable Securities who have requested inclusion in the Registration Statement as selling stockholders have provided the information necessary for inclusion therein in a timely manner to enable Acquiror to file the Registration Statement within such period, provided that Acquiror may delay filing of the Registration Statement if Acquiror shall furnish the Shareholder Agents with a certificate signed by the President of Acquiror stating that in the reasonable judgment of Acquiror after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Acquiror the disclosure of which would be seriously detrimental to Acquiror, (ii) to cause such Registration Statement to be declared effective by the Commission as soon thereafter as possible, (iii) to file such amendments or supplements as may be necessary so that the prospectus contained in the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (iv) to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling holder of Registrable Shares may reasonably request and that would permit or facilitate the sale of all Registrable Shares (provided, however, that Acquiror shall not be required
                        --------  -------
in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), and in each case Acquiror will use its reasonable best efforts to cause such Registration Statement and all other such registrations, qualifications and compliances to become effective as soon as practicable thereafter. As soon as reasonably practicable after the execution of this Agreement (and in any event prior to Target' distribution of the Proxy Statement to its stockholders), Acquiror will provide to Target a questionnaire setting forth the information that Acquiror will require from each Former Target Stockholder to include such holder's Registrable Shares in the Registration Statement. If any Former Target Stockholder shall fail to furnish such information to Acquiror prior to the Registration Date, Acquiror may, at its election, either exclude such holder from the Registration Statement or delay the filing of the Registration Statement for up to ten (10) additional days.

          (c)     Effectiveness; Delivery of Prospectus; Suspension Right.
                  -------------------------------------------------------

                  (i) Acquiror will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the first anniversary of the Closing Date (the "Registration Effective Period"). As soon as practicable following the effectiveness of the Registration Statement, Acquiror will furnish to each holder of Registrable Shares such number of copies of the prospectus contained in the Registration Statement in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such shares.

                  (ii) For any offer or sale of any of the Registrable Shares by a stockholder in a transaction that is not exempt under the Securities Act, the stockholder, in addition to complying with any other federal securities laws, will deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Acquiror covering the Registrable Shares in the form furnished to the stockholder by Acquiror to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

                  (iii) Following the date on which the Registration Statement is first declared effective, the holder of Registrable Shares will be permitted (subject in all cases to Section 6.6 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

                  (iv) Notwithstanding any other provision of this Section 6.5 but subject to Section 6.6, Acquiror shall have the right at any time to require that all holders of Registrable Shares suspend further open market offers and sales of Registrable Shares under the Registration Statement whenever, and for so long as, in the reasonable judgment of Acquiror after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Acquiror required to be disclosed under federal securities laws in order for sales of Acquiror's securities to be made pursuant to the Registration Statement (the "Suspension Right"); provided, however, that
                                                        --------  -------
Acquiror shall not be entitled to invoke the Suspension Right unless such right or an equivalent restriction has been imposed on, and is then applicable to, all of Acquiror's executive officers and directors and all other holders of Acquiror Common Stock which are registered for resale under the Securities Act. In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure (including any necessary filings with the Commission) to occur at a time that is not detrimental to Acquiror and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Acquiror (it being understood that Acquiror will use all reasonably commercial efforts to minimize the duration of the suspension period). The termination of the Registration Effective Period will extend by one (1) day for each day during which the holders of Registrable Shares suspend further open market offers and sales of Registrable Shares pursuant to the Acquiror's exercise of the Suspension Right.

          (d)     Expenses.  The costs and expenses to be borne by Acquiror for
                  --------
purposes of this Section 6.5 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling stockholders), legal fees and disbursements of counsel for Acquiror, "blue sky" expenses, legal fees and disbursements of one counsel for the selling stockholders, and accounting fees and filing fees, but shall not include underwriting commissions or similar charges.

          (e)     Indemnification.
                  ----------------

                  (i) To the extent permitted by law, Acquiror will indemnify and hold harmless each holder of Registrable Shares, any underwriter (as defined in the Securities Act) for such shareholder, its officers, directors, shareholders or partners and each person, if any, who controls such shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such shareholder (and its officers, directors, stockholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.5(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such shareholder, or (b) a Violation that would not have occurred if such shareholder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the shareholder as of the date of such sale.

                  (ii) To the extent permitted by law, each selling shareholder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any underwriter, any other stockholder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the stockholder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the stockholder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such shareholder expressly for use in the Registration Statement or such Violation is caused by the shareholder's failure to deliver to the purchaser of the stockholder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the shareholder by Acquiror; and each such shareholder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 6.5(e)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.5(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the shareholder, which consent shall not be unreasonably withheld. The aggregate indemnification liability of each shareholder under this Section 6.5(e)(ii) shall not exceed the net proceeds received by such shareholder in connection with sale of shares pursuant to the Registration Statement.

                  (iii)  Each person entitled to indemnification under this
Section 6.5(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the
                                              --------
Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure
                                             -------- -------
of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.5 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (iv) To the extent that the indemnification provided for in this Section 6.5(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The aggregate contribution liability of each shareholder under this Section 6.5(e)(iv) shall not exceed the net proceeds received by such shareholder in connection with sale of shares pursuant to the Registration Statement.

     Section 6.6  Procedures for Sale of Shares Under Registration Statement.
                  ----------------------------------------------------------

          (a)     Notice and Approval.  If any shareholder shall propose to sell
                  -------------------
any Registrable Shares pursuant to the Registration Statement, it shall notify Acquiror of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale the ("Notice Period"), and the provision of such notice to Acquiror shall conclusively be deemed to reestablish and reconfirm an agreement by such shareholder to comply with the registration provisions set forth in this Agreement. Such notice will be deemed given if given by email to both Acquiror's Vice President and General Counsel and Director of Investor Relations (jean.liu@durect.com and
                                                 --------------
schond.greenway@durect.com).  Unless otherwise specified in such notice, such
--------------------------
notice shall be deemed to constitute a representation that any information previously supplied by such shareholder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. Acquiror may delay the resale by such shareholder of any Registrable Shares pursuant to the Registration Statement by delivering to such shareholder a written notification that Acquiror's Suspension Right has been exercised and is then in effect (the "Suspension Notice"); provided, however, that the Suspension Notice must be
                      --------  -------
delivered within the two (2) trading-day period following receipt of such shareholder's notice of intent to sell Registrable Securities so long as such notice included a working facsimile number for purposes of delivery of Acquiror's response, and provided, further, that Acquiror may deliver a
                         --------  -------
Suspension Notice during the Trading Window, in which case the Trading Window shall be extended day-for-day for each day such Suspension Notice is in effect. Upon receipt of the Suspension Notice, such stockholder shall refrain from selling any Registrable Shares in the open market until his, her or its receipt of a supplemented or amended prospectus pursuant to Section 6.6(b) below or written notice from Acquiror that the suspension period has ended and use of the prospectus previously furnished to such stockholder may be resumed. Unless Acquiror delivers a Suspension Notice to a selling shareholder who has delivered notice pursuant to this Section 6.6(a), such selling shareholder shall have fifteen business days following the expiration of the Notice Period in which to effect the sale described in such notice (the "Trading Window"), although settlement of such sales may occur after the Trading Window. Any other sale, or any sale after the Trading Window, shall require a new notice pursuant to this
Section 6.6(a).

          (b)     Copies of Prospectuses.  Subject to the provisions of this
                  ----------------------
Section 6.6, when a stockholder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Acquiror shall, within two (2) trading days following the request or, in the event that Acquiror's Suspension Right has been exercised and is then in effect, as soon as practicable following the termination of the suspension period, furnish to such stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the stockholder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

     Section 6.7  Certain Employee Benefit Matters.
                  --------------------------------

          (a) At the Effective Time, employees of Target whose employment with Target is to be continued after the Effective Time ("Continuing Employees") shall be eligible to participate in those employee benefit plans maintained by Acquiror for similarly situated employees of Acquiror, or substantially similar programs ("Acquiror Employee Plans"), on the same terms applicable to similarly situated employees of Acquiror and to the extent that such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Internal Revenue Code Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance, severance benefits, and employee stock option and stock purchase plans. Each Continuing Employee shall be given credit for any vacation and sick leave time accrued, but unused, as of the day immediately preceding the Effective Time less any amounts paid for such Continuing Employee for unused accrued vacation and sick leave, and provided that any Continuing Employee who has been advanced vacation or sick leave prior to accrual under the Target's plans and policies or any agreements with such Continuing Employee shall have such advanced leave deducted from the amount of such leave such Continuing Employee would otherwise accrue under Acquiror Employee Plan. Not withstanding the foregoing, in lieu of causing the Continuing Employees to participate in Acquiror Employee Plans as of the Effective Time, Acquiror may, as to any one or more of such benefits, cause the Continuing Employees to continue to participate in a Target Employee Plan providing the relevant benefit described in the first sentence of this paragraph for a reasonable transition period after the Effective Time. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with Target credited under a similar plan prior to the Effective Time, subject to appropriate break in service rules. Each such employee shall, with respect to any Acquiror Employee Plans which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year as of the Effective Time (or, if later, the time of the transition of such employee from a Target Employee Plan to an Acquiror Employee Plan) under the comparable plans or programs maintained by Target prior to the Effective Time to the extent permitted under the Acquiror Benefit Plan

          (b) If the employment of any employee of Target is terminated (x) by Acquiror without Cause (defined below) or (y) by employee if employee's place of employment is relocated to a location outside the Birmingham, Alabama metropolitan area at any time within one year after the Effective Time, provided that the employee signs a general release of all claims against Acquiror and Magnolia, the employee shall be entitled to receive severance benefits consisting of: (i) continuation of such employee's then current monthly base salary, less applicable withholding taxes until the one-year anniversary of the Effective Time, or at Acquiror's election, an equivalent lump sum payment less applicable withholding taxes, (ii) a single cash payment equal to the number of unvested shares, as of the date of termination, subject to an option granted to the employee by Target prior to the Merger and assumed by Acquiror under the terms of this Agreement multiplied by the difference between the exercise price of such shares (after conversion of the exercise price and number of shares pursuant to this Agreement) and the average closing price of Acquiror's Common Stock during the fifteen (15)days prior to the termination date and (iii) prompt reimbursement for premiums paid by the employee for continuation of health insurance benefits until the one-year anniversary of the Effective Time under COBRA, provided that the employee makes a timely election therefor. For purposes of this Agreement, "Cause" for an employee's termination will exist at any time after the happening of one or more of the following events:

                  (i) employee's continued failure to substantially perform employee's duties, including employee's refusal to comply in any material respect with the legal directives of the employee's supervisor so long as such directives are not inconsistent with the employee's position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the employee's supervisor, which written notice shall specify in reasonable detail the conduct of the employee giving rise to such notice and shall state that failure to remedy such conduct may result in termination for Cause; or

                  (ii) employee's dishonest or fraudulent conduct, or deliberate attempt to do an injury to Aquiror or Magnolia, or conduct that materially discredits Acquiror or Magnolia or is materially detrimental to the reputation of Acquiror or Magnolia, including conviction of a felony; or

                  (iii) employee's breach of any element of the confidentiality and inventions assignment agreement entered into between the employee and Magnolia or Acquiror, including without limitation, employee's theft or other misappropriation of proprietary information of Acquiror or Magnolia.


                                  ARTICLE VII

                                OTHER AGREEMENTS

     Section 7.1  Confidentiality.  Each party acknowledges that Acquiror and
                  ---------------
Target have previously executed a Confidentiality Agreement dated November 20, 2000 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

     Section 7.2  No Public Announcement.  The parties shall make no public
                  ----------------------
announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; provided, however, that either of the parties, but only after reasonable
--------  -------
consultation with the other, may make disclosure if required under applicable law; and provided further, however, that following execution of this Agreement
         -------- -------  -------
or consummation of the Merger, Acquiror may make a public announcement regarding the Merger and the integration of Target's business into that of Acquiror, with prior notice to Target.

     Section 7.3  Regulatory Filings; Consents; Reasonable Efforts.  Subject
                  ------------------------------------------------
to the terms and conditions of this Agreement, Target and Acquiror shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

     Section 7.4  Further Assurances.  Prior to and following the Closing, each
                  ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 7.5  Escrow Agreement.  On or before the Effective Time, Acquiror
                  ----------------
shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Shareholders' Agents (as defined in Section 10.9), to enter into an Escrow Agreement in substantially the form attached hereto as Exhibit C.
                                          ---------

     Section 7.6  FIRPTA.  Target shall, prior to the Closing Date, provide
                  ------
Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     Section 7.7  Blue Sky Laws.  Acquiror shall take such steps as may be
                  -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     Section 7.8  Other Filings.  As promptly as practicable after the date of
                  -------------
this Agreement, Target and Acquiror will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Target, such amendment or supplement.

     Section 7.9  Assumption of Indemnification Obligations.  (a) Acquiror
                  -----------------------------------------
agrees that from and after the Closing Date it will assume and honor the indemnification obligations set forth in the Articles of Incorporation and Bylaws of Target and the Certificates or Articles of

Incorporation and Bylaws of its Subsidiaries as in effect on the date of this Agreement with respect to any and all persons described in such charter or bylaw provision ("Indemnitees") as to any matter arising out of any action or omission of any such Indemnitee prior to the Closing Date (including, without limitation, indemnification for any claim that is based upon, arises out of or in any way relates to the Merger, this Agreement or any of the transactions contemplated hereby) and that such Indemnitees shall be entitled to the full benefits of, and Acquiror and its Subsidiaries shall be bound by, such charter or bylaw provision as though such charter or bylaw provision continued in full force and effect after the Closing Date as an obligation of Acquiror with respect to such matters.

          (b) In addition to the indemnification obligations of Section 7.9(a), Acquiror agrees that for a period of three (3) years from and after the Closing Date it will use its commercially reasonable efforts to maintain in effect directors' and officers' liability insurance coverage for the benefit of the Indemnitees on substantially the same terms and conditions as are currently maintained by Target and its Subsidiaries with respect to their respective directors and officers.

          (c) If Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror shall assume the obligations set forth in this Section 7.9.

          (d) The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by, each of the Indemnitees and his or her heirs, executors, administrators and representatives.

     Section 7.10 Supplemental Disclosure.  Target shall have the right from
                  -----------------------
time to time prior to the Closing to supplement or amend the Target Disclosure Schedule with respect to any matter arising (or in the case of disclosures made to or limited to the Knowledge of Target, first coming to the Knowledge of Target) after the date of this Agreement which if existing or known at the date of this Agreement would have been required to be set forth or described in any Section of the Target Disclosure Schedule. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Article VIII have been satisfied, but will be deemed to have cured any such breach of representation or warranty made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of
Article X hereof and the Escrow Agreement.

     Section 7.11 Listing of Shares.  If required by applicable Nasdaq rules,
                  -----------------
Acquiror shall use reasonable best efforts to authorize for listing on the Nasdaq National Market the shares of Acqurior Common Stock issuable to stockholders of Target pursuant to this Agreement.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)     Shareholder Approval.  The shareholders of Target entitled to
                  --------------------
vote on or consent to this Agreement and the Merger in accordance with Alabama Law and Target's Articles of Incorporation shall have approved this Agreement and the Merger. Any agreements of arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of shareholders of Target as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of
Section 1.280G-1 of such proposed regulations.

          (b)     Approvals.  Other than the filing provided for by Section 1.1,
                  ---------
all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

          (c)     No Injunctions or Restraints; Illegality.  No temporary
                  ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Target by Acquiror after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          (d)     Tax Matters.  Target shall have received the written opinion
                  -----------
dated the Closing Date from Bradley Arant Rose & White LLP in a form and substance reasonably satisfactory to Target to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Bradley Arant Rose & White LLP shall be entitled to rely on, among other things, reasonable assumptions as well as the representations of Acquiror, Target and Sub. Acquiror and Sub and Target shall execute and deliver to Bradley Arant Rose & White LLP certificates in customary form at such time or times as are reasonably requested by Bradley Arant Rose & White LLP in connection with the rendering of such opinion.

     Section 8.2  Additional Conditions to Obligations of Acquiror and Sub. The
                  --------------------------------------------------------
obligations of Acquiror and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Acquiror and Sub:

          (a)     Representations and Warranties.  The representations and
                  ------------------------------
warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

          (b)     Performance of Obligations of Target.  Target shall have
                  ------------------------------------
performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer of Target to such effect.

          (c)     Blue Sky Laws.  Acquiror shall have received all state
                  -------------
securities or "Blue Sky" permits and other authorizations necessary to issue shares of Acquiror Common Stock pursuant to the Merger.

          (d)     Dissenting Shareholders.  Holders of not more than five
                  -----------------------
percent (5%) of Target's issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Alabama Law as to such shares.

          (e)     Escrow Agreement.  The Escrow Agent and Shareholders' Agents
                  ----------------
shall have executed and delivered to Acquiror the Escrow Agreement and such agreement shall remain in full force and effect.

          (f)     Employment and Noncompetition Agreements.  Each of the
                  ----------------------------------------
Employment and Noncompetition Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

          (g)     Shareholders Agreements.  Each of the holders of Target Common
                  -----------------------
Stock as of the Closing Date shall have executed and delivered to Acquiror a Shareholders' Agreement and such agreements shall remain in full force and effect.

          (h)     Opinion of Target's Counsel.  Acquiror shall have received an
                  ---------------------------
opinion dated the Closing Date of Bradley Arant Rose & White LLP counsel to Target, as to the matters in the form attached hereto as Exhibit D.
                                                         ---------

          (i)     Approvals.  All authorizations, consents (including the
                  ---------
Material Consents), or approvals of, or notifications to any third party, required by Target's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

          (j)     Employees.  None of the individuals identified on Schedule
                  ---------
8.2(j) shall have ceased to be employed by Target or expressed an intention to terminate his or her employment with Target or to decline to accept employment with Acquiror.

          (k)     [Reserved]
                  ----------

          (l)     Board Resignations.  Target shall have received written
                  ------------------
letters of resignation from the Target Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

          (m)     Termination of Amended and Restated Rights Agreement.  The
                  ----------------------------------------------------
Registration Rights Agreement, dated September 12, 1995, shall have been terminated.

          (n)     Termination of 401(k) Plan.  Target shall, effective as of at
                  --------------------------
least one day prior to the Closing Date, have terminated Target's 401(k) Plan and no further contributions shall have been made to the 401(k) Plan. Target shall have provided to Acquiror (i) executed resolutions of the board of directors of Target authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

          (o)     Audit Report.  Ernst & Young LLP shall have delivered an
                  ------------
unqualified audit report regarding Target's consolidated financial statements for the fiscal year ended December 31, 2000.

     Section 8.3  Additional Conditions to Obligations of Target.  The
                  ----------------------------------------------
obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

          (a)     Representations and Warranties.  The representations and
                  ------------------------------
warranties of Acquiror and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and Target shall have received a certificate signed on behalf of Acquiror by the chief financial officer of Acquiror to such effect.

          (b)     Performance of Obligations of Acquiror and Sub.  Acquiror and
                  ----------------------------------------------
Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of Acquiror by the chief financial officer of Acquiror to such effect.

          (c)     Opinion of Acquiror's Counsel.  Target shall have received an
                  -----------------------------
opinion dated as of the Closing Date of Venture Law Group, counsel to Acquiror, as to the matters in the form attached hereto as Exhibit E.

          (d)     Escrow Agreement.  The Escrow Agreement shall have been fully
                  ----------------
executed by all parties thereto and remain in full force and effect.

          (e)     Listing of Shares.  As of the Closing Date, shares of
                  -----------------
Acquiror's Common Stock shall not have been delisted from the Nasdaq National Market nor shall proceedings have been instituted or initiated therefor. If required by applicable Nasdaq rules, the Closing Consideration Shares issuable to shareholders of Target pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market.

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

     Section 9.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time:

          (a)     by mutual written consent of Acquiror and Target;

          (b) by either Acquiror or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

          (c) by Acquiror, by giving written notice to Target, if the Closing shall not have occurred on or before June 30, 2001 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Acquiror of any representation, warranty, or covenant of Acquiror contained in this Agreement or Acquiror's failure to fulfill a condition precedent to closing or other default);

          (d) by Target, by giving written notice to Acquiror, if the Closing shall not have occurred on or before June 30, 2001 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target's failure to fulfill a condition precedent to closing or other default);

          (e) by Target, if Acquiror shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in
Section 8.3(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within five (5) business days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 9.1(e) shall not be available to Target where Target is at that time in breach of this Agreement;

          (f) by Acquiror, if Target shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in
Section 8.2(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within five (5) business days of receipt by Target of written notice of such breach; provided, that the right to
                                            --------
terminate this Agreement by Acquiror under this Section 9.1(f) shall not be available to Acquiror where Acquiror is at that time in breach of this Agreement;

          (g) by Acquiror if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof (other than from the failure of Acquiror to exercise proxies previously delivered to Acquiror); or

          (h) by Target if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 9.1(h) shall not be available to Target where the failure to obtain Target shareholder approval shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a breach by Target of this Agreement).

     Section 9.2  Effect of Termination.  In the event of termination of this
                  ---------------------
Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Acquiror, Target, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

     Section 9.3  Fees and Expenses.
                  -----------------

          (a)     Each Party Responsible.  Except as set forth in this Section
                  ----------------------
 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Target has submitted a budget to Acquiror for completion of the Merger. Target shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

          (b)     Certain Expenses Upon Consummation.  If the Merger is
                  ----------------------------------
consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Target or its stockholders in connection with the Merger shall be deemed expenses of the shareholders of Target to the extent such fees and expenses exceed $250,000 plus the amount of Expenses (defined in Section 2.1(c)), and shall be borne by the shareholders of Target to such extent and will not become obligations of Target. Target will make arrangements for the payments of such fees acceptable to Acquiror. Any such fees and expenses in excess of $250,000 other than Expenses incurred by Target shall be recoverable from the Escrow Fund (as defined in Section 10.2) as Damages (as defined in Section 10.1).

          (c)     Certain Payments Following Termination.
                  --------------------------------------

                  (i) In the event that this Agreement is terminated pursuant to Section 9.1(c) (except for a failure of the condition set forth in Section 8.1(a)) or 9.1(f), and within ninety days following the date of such termination, Target commences negotiations with any third party, which negotiations result during the twelve month period following such termination in either a bona fide offer from any third party to engage in, or a decision by the Board of Directors of Target to initiate, (x) a merger, consolidation or other business combination pursuant to which the shareholders of Target immediately prior to the effective date of such transaction have beneficial ownership of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation immediately following such transaction,
(y) the sale to any third party of twenty-five (25%) percent or more of the total voting power of Target, or (z) the sale of all or substantially all of the assets of Target or the sale or exclusive license of the Target technology know as SABER(TM) ((x), (y) or (z) being an "Acquisition Proposal"), then prior to accepting or initiating such Acquisition Proposal, Target shall provide to Acquiror, within twenty-four (24) hours of receiving or initiating such Acquisition Proposal, a written notice identifying the proposed terms of such Acquisition Proposal (the "Notice"). The Notice shall include the following information: (a) the identity of the party or parties making or involved with the Acquisition Proposal and (b) the specific terms of the Acquisition Proposal. Further, Target shall provide a true and complete copy of the Acquisition Proposal if in writing, or a written summary of the material terms thereof if the proposal is not in writing, as well as access to (and copies of, if requested) all documents containing nonpublic information of Target that are or have been supplied to the party making or involved with the Acquisition Proposal.

                  (ii) Acquiror shall have fifteen (15) business days (which time period may be extended by mutual written agreement) following its receipt of the Notice (the "Offer Period") in which to present a written offer to match the terms of any Acquisition Proposal, or to present a substantially similar or superior alternative offer (the "Offer"). If Acquiror presents an Offer, the parties shall execute a letter of intent with respect to such Offer and shall commence exclusive negotiations in good faith, for a period of up to twenty (20) business days (which time period may be extended by mutual written agreement) (the "Negotiation Period") after the Offer, to complete a definitive agreement on mutually agreeable terms.

                  (iii) If either (A) Acquiror does not make an Offer during the Offer Period or (B) the parties cannot reach a mutually acceptable agreement during the Negotiation Period, and following the Negotiation Period, Target enters into a definitive agreement with respect to an Acquisition Proposal (an "Alternative Transaction"), then Target shall pay to Acquiror $1,000,000 plus ten percent (10%) of the amount by which the Total Consideration received by Target and/or Target's shareholders in such Alternative Transaction exceeds $26,000,000. For example, if the Total Consideration received by Target's shareholders in an Alternative Transaction is $30,000,000, then Acquiror shall receive $1,400,000. Any such payment shall be made as soon as the amount to be paid can be ascertained with certainty, and in any event no later than the closing date of the Alternative Transaction, or the initial closing date if there shall be more than one. The "Total Consideration" shall be the value of any cash and securities (including options) received by Target and/or all of Target's security holders, including holders of any Preferred Stock, options, warrants, notes or other securities, and shall be determined based on the fair market value thereof.

                  (iv) In the event that this Agreement is terminated pursuant to Section 9.1(c) only by reason of the failure of the condition set forth in
Section 8.1(a) (other than from the failure of Acquiror to exercise proxies previously delivered to Acquiror), 9.1(g) or 9.1(h) (at a time when Acquiror has the right to terminate under 9.1(g)), then Target shall pay to Acquiror (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to one million five hundred thousand dollars ($1,500,000).

          (d)     Integral Part of Agreement.  Acquiror and Target agree that
                  --------------------------
the agreements contained in Section 9.3(c) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty and shall represent Acquiror's sole and exclusive remedy and no party hereto shall seek any additional damages or remedies at law or in equity as a result or consequence of any such matter if this Agreement shall be terminated in the circumstances contemplated by such Section 9.3(c). Acceptance by

Acquiror of the payment set forth in Section 9.3(c) shall constitute conclusive evidence that this Agreement has been validly terminated and upon acceptance of payment of such amount Target shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

     Section 9.4  Certain Agreement Following Termination.  In the event the
                  ---------------------------------------
Agreement is terminated pursuant to Section 9.1(a), 9.1(b), 9.1(c), 9.1(d), 9.1(e), 9.1(f) (unless such termination is as a result of a material breach of a representation and warranty of Target under this Agreement relating to the Target technology known as SABER(TM) or intellectual property rights pertaining thereto), 9.1(g) or 9.1(h), and Target does not consummate the proposed license agreement with Genentech, Inc. concerning SABER(TM) contemplated by that certain term sheet dated October 11, 2000, as amended through the date of this Agreement (the "Term Sheet"), within sixty (60) days following such termination, then Acquiror shall enter into an agreement with Target on substantially the same terms to Target as set forth in the Term Sheet.

                                   ARTICLE X

                           ESCROW AND INDEMNIFICATION

     Section 10.1 Indemnification.
                  ---------------

          (a) From and after the Effective Time, but only to the extent of their respective portions of the Escrow Fund, the Former Target Shareholders will, severally and pro rata, in accordance with their Pro Rata Portion, and not jointly indemnify and hold Acquiror harmless against any loss, expense, reduction in value in Target, liability or other damage, including attorneys' fees and filing fees, to the extent of the amount of such loss, expense, reduction in value, liability or other damage (collectively "Damages") that Acquiror or its officers, directors, employees, agents or affiliates (including the Surviving Corporation) (collectively, "Indemnitees") has incurred by reason of the breach or, with respect to Section 3.30 only, the alleged breach, by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to an Indemnitee during the Escrow Period (as defined in Section 10.3 below).

          (b) Acquiror will indemnify and hold the directors, officers, employees and agents of Target (collectively, "Target Indemnitees") harmless against any Damages that such Target Indemnitiees have incurred by reason of the breach or alleged breach by Acquiror of the representations and warranties of Acquiror and Sub set forth in Section 4.7 of this Agreement.

     Section 10.2 Escrow Fund.  As security for the indemnities in Section 10.1,
                  -----------
as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. At any time during the Escrow Period, each of the Former Target Shareholders shall have the right to elect by written notice to the Escrow Agent to receive a distribution of the total number of their Pro Rata Portion of Escrow Shares (other than shares issuable upon the exercise of Target Options or any Target Warrant) in exchange for a payment in cash or immediately available funds to the Escrow Fund in an amount equal to $12.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) multiplied by the number of Escrow Shares to be distributed to such Former Target Stockholder (such payment referred to as "Escrow Cash"). Escrow Cash shall be held in the Escrow Fund on behalf of each Former Target Shareholder who has made such an election subject to the provisions of this Article X and the Escrow Agreement. Except in the case of fraud (not involving negligent misrepresentation) or intentional misrepresentation on the part of Target, the Escrow Shares and Escrow Cash shall constitute the sole and exclusive remedy of the Indemnitees with respect to any Damages incurred by any Indemnitee by reason of the breach or alleged breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement.

     Section 10.3 Escrow Periods.  The Escrow Fund shall terminate upon the
                  --------------
first anniversary date of the Closing Date (the period from the Closing Date to such Date being referred to as the "Escrow Period"), and within ten (10) days thereof, the Escrow Agent shall deliver to the Former Target Shareholders the Escrow Shares and Escrow Cash remaining in the Escrow fund, provided, however,
                                                            --------  -------
that (a) to the extent that a portion of a Former Shareholder's Pro Rata Portion of such Escrow Shares is allocable to an unexercised Acquiror Option, such Escrow Shares will be delivered to Acquiror, (b) the number of Escrow Shares or Escrow Cash, which, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved, and (c) Escrow Shares or Escrow Cash with a value of $500,000 (as determined pursuant to Section 10.5) shall remain in the Escrow Fund until there is a final resolution of the audit by the Internal Revenue Service of Target's 1998 income tax returns and payments and any proceedings resulting therefrom.

     Section 10.4 Claims Upon Escrow Fund.
                  -----------------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Acquiror (an "Officer's Certificate"):

                  (i) Stating the aggregate amount of the Indemnitee's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

                  (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued (in accordance with GAAP) or arose, and the specific nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Escrow Agreement, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares and Escrow Cash, if any, having a value equal to such Damages, as adjusted pursuant to Section 10.4(b), all in accordance with the Escrow Agreement and Section 10.5 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement), subject to Section 10.4(b) hereof, based upon their respective percentage interests therein at the time.

            (b) In respect of any payment due from the Escrow Fund under the indemnity contained herein for any Damages (i) such amount shall be determined net of any insurance proceeds or other recoveries actually received by Acquiror on account of the claim or event giving rise to such Damages, and such amount shall be reduced by the present value of the amount of any reduction in federal and state income taxes of Acquiror in one or more of its taxable years resulting from the payment or incurring of such Damages, and (ii) the total amount of Escrow Shares or Escrow Cash to be delivered to Acquiror out of the Escrow Fund shall be equal in value to the amount of Damages less the pro rata portion of such Damages that all of the holders of Target Common Stock having exercised and perfected their dissenters rights pursuant to Section 2.3 hereof would have been responsible for paying if they had not exercised and perfected their dissenters' rights (for example, if 5% of the holders of Target Common Stock perfect dissenters' rights and the amount of Damages is $100,000, then the Holders will only be liable for 95% of such Damages and only Escrow Shares having a value of $95,000 will be distributed to Acquiror). In determining the present value of any reduction in taxes the rate equal to the rate then established pursuant to
Section 6621 of the Code shall be used and the period shall be from the date of payment or incurring of such Damages by Acquiror to the last day for filing Acquiror's federal or state income tax returns for the taxable period in which the reduction in tax may be claimed.

            (c) Notwithstanding anything in this Article X to the contrary, Acquiror shall not be entitled to indemnification under this Agreement until the aggregate amount of Damages shall exceed $75,000 in the aggregate, in which case Acquiror shall be entitled to indemnification for such Damages.

     Section 10.5  Valuation.  For the purpose of compensating the Indemnitees
                   ---------
for their Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Acquiror in respect of a claim for Damages shall be the Average Stock Price.

     Section 10.6  Objections to Claims.  At the time of delivery of any
                   --------------------
Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in
Section 10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares or Escrow Cash pursuant to Section 10.3 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares or Escrow Cash in the Escrow Fund in accordance with
Section 10.3, provided that no such delivery may be made if the Stockholders'
              --------
Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

     Section 10.7  Resolution of Conflicts.
                   -----------------------

            (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, or to contest the amount of Damages for reasons set forth in Section 10.4(b), Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares or Escrow Cash from the Escrow Fund in accordance with the terms of the memorandum.

            (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

            (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     Section 10.8  Shareholders' Agents.
                   --------------------

            (a) Lawrence W. Greer and Charles K. Porter shall be constituted and appointed as agents (the "Shareholders' Agents") for and on behalf of the Former Target Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares, Escrow Cash or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agents for the accomplishment of the foregoing. All actions of the Shareholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares or Escrow Cash from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agents, and the Shareholders' Agents shall receive no compensation for services. Notices or communications to or from the Shareholders' Agents shall constitute notice to or from each of the Former Target Shareholders.

            (b) The Shareholders' Agents shall not be liable for any act done or omitted hereunder as Shareholders' Agents while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, but not jointly, indemnify the Shareholders' Agents and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement. The Shareholders' Agents shall not be required to take any action permitted or required to be taken by them pursuant to Article X hereof unless they have received satisfactory indemnity (in the form of a bond or other guarantee) from the Former Target Shareholders against the liabilities and expenses that they reasonably anticipate they will incur in connection with the proposed action.

            (c) The Shareholders' Agents shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target's and Acquiror's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the
                                                  --------
Shareholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

            (d) The Former Target Shareholders shall collectively contribute, on a pro rata basis, according to their respective Pro Rata Portion of the Escrow Shares or Escrow Cash, the aggregate amount of any costs, expenses, and disbursements, including, but not limited to, accountant's and attorney's fees and expenses and the cost of investigating and contesting any claims against the Escrow Fund by Acquiror (collectively, "Reimbursable Expenses"), incurred by the Shareholders' Agents in good faith in the performance of their duties. Prior to any release of Escrow Shares or Escrow Cash to the Former Target Shareholders, the Escrow Agent shall notify the Shareholders' Agents in writing of such pending release (the "Release Notice"). Within ten (10) business days following receipt of the Release Notice, the Shareholders' Agents shall certify to the Escrow Agent whether any Reimbursable Expenses remain unpaid as of the date of such certification. In the event any Reimbursable Expenses remain unpaid by one or more Former Target Shareholders, the Escrow Agent shall, on behalf of and for the account of the Former Target Shareholders who have not paid their Pro Rata Portion of the Reimbursable Expenses, sell, as agent for such Former Target Shareholders (for which purpose the Escrow Agent is hereby empowered to act), a sufficient number of Escrow Shares held for such Former Target Shareholders to satisfy their portion of the unpaid Reimbursable Expenses. Upon receipt of the proceeds from such sales of Escrow Shares, the Escrow Agent shall promptly (i) deliver that portion of such proceeds equal in amount to the Reimbursable Expenses owed by the applicable Former Target Shareholders to the Shareholders' Agents and (ii) deliver the remainder of such proceeds, if any, to the Former Target Shareholders for whom such Escrow Shares were sold remaining after paying their portion of the unpaid Reimbursable Expenses.

     Section 10.9   Actions of the Shareholders' Agents.  A decision, act,
                    -----------------------------------
consent or instruction of the Shareholders' Agents shall constitute a decision of all of the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agents.

     Section 10.10  Claims.  In the event an Indemnitee becomes aware of a
                    ------
third-party claim which the Indemnitee believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders' Agents of such claim, and the Shareholders' Agents and the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement
                --------  -------
of any such claim without the written consent of the Shareholders' Agents, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1   Survival of Representations and Covenants.  All
                    -----------------------------------------
representations, warranties, covenants and agreements of Target contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror until the earlier of (i) the end of the Escrow Period or (ii) the termination of this Agreement in accordance with Article IX. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow

Shares or other assets relate. All representations, warranties, covenants and agreements of Acquiror contained in this Agreement shall terminate as of the Effective Time, provided that the covenants and agreements contained in Section
                --------
9.3 shall survive the Closing and shall continue in full force and effect.

     Section 11.2  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)   if to Acquiror or Sub:

                   Durect Corporation
                   10240 Bubb Road
                   Cupertino, CA 95104
                   Attention: Jean Liu, Vice President and General Counsel Fax No: (408) 865-1406
                   Telephone No: (408) 777-1827

                   with a copy to:

                   Venture Law Group
                   A Professional Corporation
                   2775 Sand Hill Road
                   Menlo Park, California 94025
                   Attention: Mark Weeks
                   Fax No: (650) 233-8386
                   Telephone No: (650) 854-4488

             (b)   if to Target, to:

                   Southern BioSystems, Inc.
                   756 Tom Martin Drive
                   Birmingham, AL 35211
                   Attention: Wallace B. Smith
                   Fax No: (205) 917-2296
                   Telephone No: (205) 917-2290

                   with a copy to:

                   Bradley Arant Rose & White LLP
                   2001 Park Place, Suite 1400
                   Birmingham, AL 35203
                   Attention: John K. Molen, Esq.
                   Fax No: (205) 521-8800
                   Telephone No: (205) 521-8238

     Section 11.3  Interpretation.  When a reference is made in this Agreement
                   --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     Section 11.4  Counterparts.  This Agreement may be executed in two or
                   ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5  Entire Agreement; No Third Party Beneficiaries.  This
                   ----------------------------------------------
Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees) any rights or remedies hereunder. Notwithstanding the foregoing, the parties to this Agreement hereby acknowledge and agree that this Agreement is intended to inure to the benefit of each of the Former Target Shareholders and all such Former Target Shareholders are third party beneficiaries of this Agreement only with respect to Articles II, VI, VII, X and Section 4.2.

     Section 11.6  Governing Law; Jurisdiction.  This Agreement shall be
                   ---------------------------
governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law, except that the corporate laws of the State of Alabama may be applicable to provisions regarding approval of the Merger. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California and situated within the Northern District of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.2.

     Section 11.7  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Acquiror shall be
                              --------  -------
permitted to assign (i) the rights and obligations of Sub hereunder to another wholly owned Subsidiary of Acquiror, and (ii) its rights and obligations hereunder to any successor in interest to it in connection with a transaction involving a change-in-control of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.8   Amendment.  This Agreement may be amended by the parties
                    ---------
hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Target, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.9   Extension; Waiver.  At any time prior to the Effective
                    -----------------
Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 11.10  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 11.11  Severability.  If any provision of this Agreement is held
                    ------------
to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, Acquiror, Sub and Target have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

DURECT CORPORATION                            MAGNOLIA ACQUISITION CORPORATION


By: /s/ James E. Brown                        By: /s/ James E. Brown
    ------------------                            ------------------

Name: James E. Brown                          Name: James E. Brown
      ------------------------------------          --------------------------------------

Title: President & Chief Executive Officer    Title: President & Chief Executive Officer
       -----------------------------------           -------------------------------------


                                              SOUTHERN BIOSYSTEMS, INC.


                                              By: /s/ Wallace Smith
                                                  ----------------------------------------

                                              Name: Wallace Smith
                                                    --------------------------------------

                                              Title: President & Chief Executive Officer
                                                     -------------------------------------


                                              SHAREHOLDERS' AGENT (solely for the purposes
                                              of Article X)


                                              By: /s/ Lawrence W. Greer
                                                  ----------------------------------------

                                              Name: Lawrence W. Greer
                                                    --------------------------------------

                                              Title: _____________________________________


                                              SHAREHOLDERS' AGENT (solely for the purposes
                                              of Article X)


                                              By: /s/ Charles K. Porter
                                                  ----------------------------------------

                                              Name: Charles K. Porter
                                                    --------------------------------------

                                              Title: _____________________________________

                                   EXHIBIT A

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Agreement (the "Agreement") is entered into as of April 18, 2001 by and between DURECT Corporation, a Delaware corporation (the "Company" or "DURECT") and _____________ ("Employee"), an employee of Southern BioSystems, Inc., an Alabama corporation ("SBS") and shall be effective as of the Effective Time of the Merger Agreement described below in Recital C ("Effective Time").

                                    RECITALS

     A. SBS is engaged in the business of developing and manufacturing and selling products and technology relating to the controlled release of an agent or agents in human and animals (the "Business").

     B. Employee is a shareholder and an employee of SBS and has confidential and proprietary information relating to the business and operation of SBS.

     C. DURECT has entered into that certain Agreement and Plan of Merger dated as of April 18, 2001, among DURECT, Magnolia Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of DURECT, and SBS (the "Merger Agreement"), whereby Magnolia Acquisition Corporation will be merged with and into SBS following which SBS will be a wholly owned subsidiary of DURECT (the transactions contemplated by the Merger Agreement are referred to hereinafter as the "Merger").

     D. As a condition to its willingness to enter into the Merger Agreement, DURECT has required that Employee agree, and Employee has agreed, to the terms of this Employment Agreement, and specifically the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement.

     E. Employee's agreement to become employed by DURECT as of the Effective Time, and Employee's covenants not to compete with DURECT, as reflected in this Agreement, are an essential part of the transactions described in the Merger Agreement.

     F. Unless the context may otherwise require, references to DURECT hereinafter shall include all subsidiaries of DURECT and shall include SBS which is the surviving corporation in the Merger and upon completion of the transactions contemplated by the Merger Agreement a wholly owned subsidiary of DURECT.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and to induce DURECT Corporation to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and DURECT agree as follows:

     1.   Term.  DURECT agrees to employ Employee, and Employee agrees to serve
          ----
DURECT, in accordance with the terms of this Agreement, for an initial period (the "Initial Term") beginning upon the Effective Time and continuing for a period of two (2) years thereafter unless earlier terminated in accordance with
Section 5 of this Agreement. Following the Initial Term, the employment relationship commenced pursuant to this Agreement may, by express or implied agreement, continue, in which case such employment relationship shall continue for an unspecified term, terminable by either party for any reason at any time.

     2.   Duties.
          ------

          (a)  Position.  Employee shall be employed in the position of
               --------
___________________ of SBS on a full time basis and shall have such reasonable, usual and customary duties of such office and title as may be delegated to Employee from time to time by SBS's Board of Directors or by the Employee's supervisor at such time ("Supervisor").

          (b)  Obligations to the Company.  Employee agrees to the best of his
               --------------------------
ability and experience, subject to the terms and conditions of this Agreement, that during the employment relationship commenced pursuant to this Agreement he will at all times faithfully perform all of the duties and obligations required of and from Employee, consistent and commensurate with Employee's position, pursuant to the terms hereof and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with Company, Employee agrees that he will devote all of his business time and attention to the business of the Company, and the Company will be entitled to all of the benefits and profits arising from or incident to all such services. Notwithstanding the foregoing, nothing in this Agreement will prevent Employee from (i) accepting speaking engagements in exchange for honoraria, (ii) serving on boards of charitable organizations, (iii) with the written consent of the Company's Board of Directors, serving on boards or committees of organizations that do not compete with or have a conflict of interest with DURECT in the reasonable good faith judgment of SBS' Board of Directors or the Supervisor, or (iv) managing his personal investments, provided that such activities described in (i) through
(iv) do not materially interfere with the regular performance of his duties under this Agreement, violate the covenants in Section 6 hereof, or violate the Confidentiality Agreement referenced below in Section 3 and made a part of this Agreement. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time and in effect during the Employee's employment relationship with DURECT.

     3.   Confidentiality Agreement. Employee shall sign, or has signed, a
          -------------------------
Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") substantially in the form attached hereto as
 -------------------------
Exhibit A. Employee hereby represents and warrants to Company that he has
---------
complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with Company.

     4.   Compensation.  For the duties and services to be performed by Employee
          ------------
hereunder, the Company shall pay Employee, and Employee agrees to accept, the compensation, equity opportunity and other benefits described below in this
Section 4.

          (a)  Salary.  Employee shall receive a monthly base salary of
               ------
__________, which is equivalent to _______ on an annualized basis. Employee's monthly base salary will be payable pursuant to the Company's normal payroll practices, will be reviewed on an annual basis by SBS' Board of Directors or the Supervisor and may be increased during the Initial Term (but not decreased) on each anniversary of the effective date of this Agreement, at the discretion of the SBS' Board of Directors.

          (b)  Bonus.  Employee will be eligible and shall be considered for any
               -----
bonus consistent with the Company policies and practices.

          (c)  Company Stock.  In connection with the commencement of Employee's
               -------------
employment, subject to approval by the Company's Board of Directors (or Compensation Committee of the Company's Board of Directors, as the case may be), Employee will receive a grant of an option to purchase ________ shares of the Company's Common Stock (the "Option Shares") with an exercise price equal to the fair market value on the date of grant. The Option Shares will vest based on Employee's continuous active full-time employment with the Company, at the rate of 25% of the Shares on each anniversary of the effective date of this Agreement, such that the total number of Option Shares shall vest over a four-year period of such continuous active full-time employment. Vesting shall be subject to appropriate pro-rata reduction or suspension in the event of a reduction from full-time active status. The option will be subject to the terms of a Company stock option plan in effect at the time of grant and the terms of a stock option agreement between Employee and the Company. During the employment relationship commenced pursuant to this Agreement and consistent with the Company policies and practices, the Company will continue to consider Employee for additional grants of options.

          (d)  Additional Benefits.
               -------------------

               (i)  Insured Benefits.  During the Employee's employment by
                    ----------------
DURECT hereunder, Employee will be eligible to participate in (and if he elects to participate will be covered by) the Company's medical, dental, disability, life and other insurance benefit programs as are generally provided to full time executive employees of Company in accordance with the rules established for employee participation in any such program and under applicable law.

               (ii) Vacation. Employee will be eligible for vacation in
                    --------
accordance with DURECT's current policy, which vacation shall accrue ratably over each calendar year and pro-rata during any partial year of employment, subject to the Company's policies with respect to maximum accrual of vacation. For the purposes of determining vacation accrual, Employee's years of service at SBS will be taken into account.

          (e)  Reimbursement of Business Expenses.  Employee shall be authorized
               ----------------------------------
to incur on behalf and for the benefit of, and shall be reimbursed promptly by, the Company for reasonable business expenses, provided that such expenses are approved and substantiated in accordance with Company policies.

          (f)  Retirement Plans.  Employee will be entitled to participate in
               ----------------
any retirement plan maintained by Company during Employee's employment by DURECT in accordance with the terms of such plan.

          (g)  Withholding Taxes.  All amounts of compensation payable to
               -----------------
Employee under this Agreement shall be subject to applicable withholding taxes, in accordance with the provisions of the Internal Revenue Code and the applicable Treasury Regulations promulgated thereunder and in accordance with applicable state law and regulations promulgated thereunder.

          (h)  Relocation.   In the event that the Company and Employee mutually
               ----------
agree upon the relocation of the Employee's principal place of employment to a location outside of the Birmingham, Alabama metropolitan area, the Company shall pay or reimburse to Employee such costs and expenses of the Employee and his family connected with such relocation as consistent with the Company's policies and practices in effect at the time of such relocation for employees in equivalent positions as the Employee.

     5.   Termination of Employment.  If Employee's employment terminates for
          -------------------------
any reason, Employee shall not be entitled to any payments, benefits, damages award or compensation other than as provided in this Agreement.

          (a)  Notice of Termination.  During the Initial Term, the employment
               ---------------------
relationship may be terminated as follows: (i) by Employee for any reason or for Good Reason (as defined in Section 5(d)(ii) below), upon at least thirty (30) days' written notice to the Company, effective as of the date set forth in such notice or such earlier date determined by the Company following such notice, and subject to Section 5(c) below; (ii) by the Company without Cause (as defined in Section 5(d)(i) below), upon at least thirty (30) days' written notice to Employee, effective as of the date set forth in such notice or such earlier date determined by Employee following such notice, and subject to Section 5(c) below; and (iii) by the Company for Cause (as defined in Section 5(d)(i) below) with immediate effect; and (iv) upon Employee's death or Disability (as defined in Section 5(d)(iii) below) with immediate effect (subject, in the case of Disability, to the Company's compliance with the Americans with Disabilities Act of 1990, as amended from time to time). Following the Initial Term, the employment relationship may be terminated by Employee or the Company in accordance with the notice policies of the Company in existence at the time of termination.

          (b)  Benefits Upon Termination for Any Reason.  If Employee's
               ----------------------------------------
employment terminates for any reason at any time, including but not limited to Employee's voluntary election to terminate his employment with or without Good Reason (as defined in Section 5(d)(ii) below), termination by the Company with or without Cause (as defined in Section 5(d)(i) below), or upon Employee's death or Disability (as defined in Section 5(d)(iii) below), Employee (or Employee's estate in the case of death) will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment, and shall be entitled to all accrued benefits and to any additional benefits pursuant to the Company plans or policies in effect at the time of termination
or as required by law.   Employee shall be entitled to separation benefits in
the event of termination of his employment only as provided in Section 5(c) below.

          (c)  Separation Benefits Upon Termination During the Initial Term by
               ---------------------------------------------------------------
Company without Cause or by Employee for Good Reason.  If during the Initial
----------------------------------------------------
Term the Company terminates Employee's employment without Cause (as defined in
Section 5(d)(i) below) other than in circumstances of Employee's death or Disability, or if during the Initial Term Employee terminates his employment for Good Reason (as defined in Section 5(d)(ii) below), provided Employee signs a
                                                    --------
general release of all claims against Company and related parties within sixty
(60) days of such termination, Employee will be entitled to receive the following separation benefits: (i) continuation of Employee's then current monthly base salary, less applicable withholding taxes, for a period of twelve
(12) months, or, at Company's option, a lump sum payment of an amount equal to twelve (12) months of Employee's then current annual base salary, less applicable withholding taxes, and (ii) reimbursement for premiums paid by Employee for continuation of health insurance benefits for up to twelve (12) months continuation coverage under the COBRA provided that Employee makes a timely election therefor; and (iii) a single cash payment equal to the number of unvested shares, as of the date of the termination, subject to an option granted to Employee by SBS prior to the Merger and assumed by DURECT under the terms of the Merger Agreement, times the difference between the exercise price for such shares (after conversion of the exercise price and number of shares pursuant to the Merger Agreement) and the average closing price of DURECT common stock
during the 15 days prior to the termination date.   All separation benefits
provided under this Section 5(c) will commence (or be payable if payable in a lump sum) on or before ten (10) business days after the effective date of Employee's general release of all claims.

          (d)  Definitions.

               (i) For purposes of this Agreement, "Cause" for Employee's termination will exist at any time after the happening of one or more of the following events:

                    (A) Employee's continued failure to substantially perform Employee's duties, including Employee's refusal to comply in any material respect with the legal directives of the Employee's Supervisor so long as such directives are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the Employee's Supervisor, which written notice shall state that failure to remedy such conduct may result in termination for Cause; or

                    (B) Employee's criminal, dishonest or fraudulent conduct, or deliberate attempt to do an injury to DURECT or SBS, or conduct that materially discredits DURECT or SBS or is materially detrimental to the reputation of DURECT or SBS, including conviction of a felony; or

                    (C) Employee's breach of any element of the Confidentiality Agreement (as defined in Section 2 above), including without limitation, Employee's theft or other misappropriation of proprietary information of DURECT or SBS.

               (ii) For purposes of this Agreement, "Good Reason" for Employee to terminate his employment shall exist if Employee voluntarily resigns within thirty (30) days of any of the following circumstances:

                     (A) a material reduction in Employee's job position or responsibilities to a position or to responsibilities substantially lower than the position and responsibilities assigned to Employee upon commencement of the employment relationship pursuant to this Agreement;

                     (B) a failure by the Company to comply with any provision of Section 4 of this Agreement which has not been cured within fifteen (15) business days after notice of such noncompliance has been given by Employee to the Company or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by Company within such fifteen (15) business day period (provided that a delay in the Company's Board of Directors' consideration of the grant of the stock option described in Section 4(c) to the next regularly scheduled meeting of the Company's Board of Directors at which stock option grants may be considered shall not constitute Good Reason); and

                     (C) unless agreed to by Employee and the Company, during the twelve (12) months commencing with the effective date of this Agreement, a relocation of Employee's place of employment to a location outside of the Birmingham, Alabama metropolitan area.

               (iii) "Disability" as used herein means Employee's inability to perform the essential functions of his position with or without reasonable accommodation in accordance with the requirements of the Americans with Disabilities Act of 1990, as amended from time to time.

     6.   Noncompetition and Nonsolicitation Covenants.
          --------------------------------------------

          (a)  Definitions.   Capitalized terms not otherwise defined herein
               -----------
shall have the meanings given them in the Merger Agreement.

               (i) "Affiliate" as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

               (ii) "Business Area" means any city, county, state, country, territory, region or other political or geographical division, worldwide, in which DURECT or SBS as of the relevant time has engaged in the Business.

               (iii) "Restricted Period" means the period commencing on the Effective Time as defined in the Merger Agreement and terminating on the _______ anniversary of the Effective Time; provided, however, that notwithstanding the foregoing, in the event of Employee's termination of employment under circumstances in which Employee is eligible for the separation benefits described in Section 5(c) above, the Restricted Period shall terminate twelve
(12) months from the termination of Employee's employment relationship with DURECT.

          (b)  Noncompetition Covenant.
               -----------------------

               (i) Employee and DURECT agree that due to the nature of Employee's employment with SBS, Employee has confidential and proprietary information relating to the business and operations of SBS. Employee acknowledges that such information is of importance to the business of SBS and will continue to be so after the Merger and that disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to SBS and, following the Merger, DURECT. Employee and DURECT also agree that Employee will acquire and will assist in developing confidential and proprietary information relating to the business of DURECT following the Merger.

               (ii) During the Restricted Period Employee shall not (i) enter into, work for or participate in any Business other than that which is operated by DURECT or its Affiliates, or (ii) directly or indirectly (including without limitation, through any Affiliate (as defined below) of Employee), own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant for (A) the companies listed on Exhibit B or any of their respective Affiliates, or (B) any entity or business,
---------
or any division, group, or other subset of any business other than DURECT or its Affiliates, devoting 35% or more of its resources to engaging in or developing a Business or generating 35% or more of its gross revenues or earnings from a Business.

               (iii) Notwithstanding the foregoing provisions of Section 6(b)(ii) and the restrictions set forth therein, Employee may own securities in any publicly held corporation that is covered by the restrictions set forth in
Section 6(b)(ii), but only to the extent that Employee does not own, of record or beneficially, more than 1% of the outstanding beneficial ownership of such corporation.

          (c)  Nonsolicitation of DURECT Employees.  During the Restricted
               -----------------------------------
Period, Employee shall not, without the prior written consent of DURECT, directly or indirectly (including without limitation, through any Affiliate of Employee), (i) solicit or request any person who is at the time, or within six
(6) months prior thereto had been, an employee of or a consultant of DURECT to leave the employ of or terminate such person's relationship with DURECT or (ii) employ, hire, engage or be associated with, or endeavor to entice away from DURECT any such person.

          (d)  Nonsolicitation of Customers.  During the Restricted Period,
               ----------------------------
Employee shall not, directly or indirectly (including without limitation, through any Affiliate of Employee) (i) solicit any existing customer of DURECT and/or its Affiliates or any entity that shall have been a customer of DURECT and/or its Affiliates at any time within six (6) months of such time, including but not limited to any existing customer of SBS or any entity that shall have been a customer of SBS at any time within six (6) months of such time, to cease doing business in whole or in part with DURECT and/or its Affiliates with respect to the Business; (ii) intentionally attempt to limit or interfere with any business agreement or relationship existing between DURECT and/or its Affiliates with any third party; or (iii) disparage the business reputation of DURECT and/or its Affiliates (or the management team of any of them) or take any actions that are harmful to DURECT's or DURECT's Affiliates' goodwill with customers, contractors, vendors, employees, the media or the public.

          (e)  Representations of Employee.  Employee represents that (i) he is
               ---------------------------
familiar with the covenants not to compete and not to solicit set forth in this
Section 6 of this Agreement, (ii) he is fully aware of his obligations under this Agreement, including, without limitation, the length of time, scope and geographic coverage of these covenants, and (iii) he is receiving valuable bargained-for consideration for such covenants not to compete and not to solicit.

          (f)  Injunctive Relief.  Employee and the Company expressly agree that
               -----------------
the remedy at law for any breach of this Section 6 is and will be inadequate, and in the event of a breach or threatened breach by Employee of the provisions of Sections 6(b), (c) or (d) of this Agreement, SBS and DURECT shall be entitled to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining Employee from the conduct which would constitute a breach of this Agreement. Employee further agrees that no person seeking such relief shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any such relief, and Employee irrevocably waives any right Employee may have to require such person to obtain, furnish or post any such bond or similar instrument. Nothing herein contained shall be construed as prohibiting SBS or DURECT from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Employee.

          (g)  Separate Covenants.  This covenants in this Section 6 shall be
               ------------------
deemed to consist of a series of separate covenants, one for each line of business included in a Business and each county, state, country or other region included within the Business Area, identical in terms except for geographic coverage. The parties expressly agree that the character, duration and geographical scope of this covenants in this Section 6 are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of any covenant of this Section 6 is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee that are reasonable in light of the circumstances as they then exist and as are necessary to assure SBS and DURECT of the intended benefit of this Agreement, including reformation by such court of such covenant or covenants to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure DURECT of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

          (h)  Further Assurances.  From time to time during Employee's
               ------------------
employment with DURECT, at DURECT's request and without further consideration, Employee shall execute and deliver such additional documents and take all such further action a reasonably requested by DURECT to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this
Section 6.

     7.   Conflicts.  Employee represents that his performance of all the terms
          ---------
of this Agreement will not conflict with, or result in a violation or breach of any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with Company of his own free will.

     8.   Successors.  Subject to Employee's rights pursuant to this Agreement,
          ----------
any successor to Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of Company's business and/or assets shall assume the obligations and rights under this Agreement and shall agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the parties' rights hereunder shall inure to the benefit of, and be enforceable by such party's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     9.   Miscellaneous Provisions.
          ------------------------

          (a) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only by a written instrument executed by each party hereto.

          (b) Entire Agreement.  This Agreement, including any Exhibits hereto
              ----------------
and together with the Merger Agreement and the ancillary documents executed in connection therewith, contains the entire understanding of the parties relating to the subject matter hereof, supercedes all prior and contemporaneous agreements, oral negotiations, writings and understandings relating to the subject mater hereof.

          (c) Assignment.  Neither this Agreement nor any right, remedy,
              ----------
obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other party hereto, provided, however, that DURECT may assign its rights hereunder with respect to the noncompetition and nonsolicitation covenants of Employee in Section 6 hereof, without the consent of Employee, to any entity that acquires or succeeds to the Business.

          (d) Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below under such party's signature to this Agreement (and in the case of DURECT to the officer signing this Agreement on behalf of DURECT) or as subsequently modified by written notice. In the case of any notice to the Employee hereunder, a copy shall be delivered to W. Clark Goodwin, Esq., Ritchie Duncan & Goodwin, LLC, 312 North 23/rd/ Street, Birmingham, AL 35203.

          (e) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of Alabama, without giving effect to the principles of conflict of laws.

          (f) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate an acceptable substitute therefor.

          (g) Arbitration.  Any dispute or claim arising out of or in connection
              -----------
with this Agreement will be finally settled by binding arbitration in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Such arbitration shall take place in the state and county of Employee's residence, if commenced by the Company, or in the state of California, County of Santa Clara, if commenced by Employee, unless otherwise agreed by the parties. The arbitrator shall apply Alabama law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Each party shall bear his own costs, including attorney fees, provided that the arbitrator may award costs in accordance with applicable law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

          (h) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


                           [signature page follows]

          (i)  Advice of Counsel.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
               -----------------
THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

     The parties have executed this Agreement the date first written above.

                              DURECT Corporation


                              By: ____________________________
                              Name:
                              Title:
                              Address:  10240 Bubb Road
                                        Cupertino, CA 95014
                              Telephone:

                              [EMPLOYEE]

                              ________________________________


                              Address:

                              Telephone:

                                   EXHIBIT A
                                   ---------

                           SOUTHERN BIOSYSTEMS, INC.

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


     As a condition of my becoming employed by Southern BioSystems, Inc., an Alabama corporation and wholly owned subsidiary of DURECT Corporation, or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment
                    -------
relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

     1.  Employment Relationship.  I understand and acknowledge that this
         -----------------------
Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or the duration of my employment relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."
               ------------

     2.  At-Will Relationship.  I understand and acknowledge that my
         --------------------
Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation and liability.

     3.  Confidential Information.
         ------------------------

         (a)  Company Information.  I agree at all times during the term of my
              -------------------
Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical
 ------------------------
data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited
                          ------------------------
to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely

                                                                    CONFIDENTIAL
known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b)  Former Employer Information.  I represent that my performance of
               ---------------------------
all terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

          (c)  Third Party Information.  I recognize that the Company has
               -----------------------
received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     4.   Inventions.
          ----------

          (a)  Inventions Retained and Licensed.  I have attached hereto, as
               --------------------------------
Exhibit A, a list describing with particularity all inventions, original works
---------
of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as

"Prior Inventions"), which belong solely to me or belong to me jointly with
-----------------
another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

          (b)  Assignment of Inventions.  I agree that I will promptly make full
               ------------------------
written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by the Company (collectively referred to as "Inventions"). I further acknowledge that all
                              ----------
inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within

                                                                    CONFIDENTIAL
the scope of and during the period of my Relationship with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and
 -------------------
are compensated by my salary, unless regulated otherwise by the mandatory law of the state of Alabama.

          (c)  Maintenance of Records.  I agree to keep and maintain adequate
               ----------------------
and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

          (d)  Patent and Copyright Rights.  I agree to assist the Company, or
               ---------------------------
its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

     5.   Returning Company Documents.  I agree that, at the time of termination
          ---------------------------
of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the

                                                                    CONFIDENTIAL

Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification"
                                                   -------------------------
attached hereto as Exhibit B.
                   ---------

     6.   Notification to Other Parties.  In the event that I leave the employ
          -----------------------------
of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     7.   Solicitation of Employees, Consultants and Other Parties.  I agree
          --------------------------------------------------------
that during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not solicit any of the Company's employees or consultants to terminate their relationship with the Company, or attempt to solicit employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of my Relationship with the Company for any reason, with or without cause, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

     8.   Representations and Covenants.
          -----------------------------

          (a)  Facilitation of Agreement.  I agree to execute promptly any
               -------------------------
proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

          (b)  Conflicts.  I have not entered into, and I agree I will not enter
               ---------
into, any oral or written agreement in conflict with any of the provisions of this Agreement, except with the written authorization of the Board of the Directors of the Company.

          (c)  Voluntary Execution.  I certify and acknowledge that I have
               -------------------
carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

     9.  General Provisions.
         ------------------

          (a)  Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of Alabama, without giving effect to the principles of conflict of laws.

          (b)  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be

                                                                    CONFIDENTIAL
charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

          (c)  Severability.  If one or more of the provisions in this Agreement
               ------------
are deemed void by law, then the remaining provisions will continue in full force and effect. If the time period of any restrictive covenant provided under this Agreement is in excess of what is enforceable or valid under applicable law, then the time period shall be modified to be the maximum which is enforceable or valid under applicable law.

          (d)  Successors and Assigns.  This Agreement will be binding upon my
               ----------------------
heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

          (e)  Survival.  The provisions of this Agreement shall survive the
               --------
termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          (f)  ADVICE OF COUNSEL.  I ACKNOWLEDGE THAT, IN EXECUTING THIS
               -----------------
AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

                                                                    CONFIDENTIAL

     The parties have executed this Agreement on the respective dates set forth below:


COMPANY:                           EMPLOYEE:

SOUTHERN BIOSYSTEMS, INC.          ___________________, an Individual:


___________________________        _______________________________________
Signature                          Signature

By:________________________        _______________________________________
                                   Printed Name
Title:_____________________

Date:______________________        Date:__________________________________

Address: 756 Tom Martin Drive      Address:_______________________________
         Birmingham, AL  35211

                                                                    CONFIDENTIAL

                                   EXHIBIT A
                                   ---------

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP
                            EXCLUDED FROM SECTION 4

                                                          Identifying Number
            Title                 Date                    or Brief Description
            -----                 ------                  --------------------



___ No inventions or improvements

___ Additional Sheets Attached

Signature of Employee/Consultant: ________________

Print Name of Employee/Consultant:________________

Date: ___________________________

                                   EXHIBIT B
                                   ---------

                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Durect Corporation, its subsidiaries, affiliates, successors or assigns (together the

"Company").
--------

     I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

Date:____________________
                                        __________________________________
                                        (Employee's Signature)

                                        __________________________________
                                        (Type/Print Employee's Name)

                                   EXHIBIT B
                                   ---------

List of companies that individuals shall be restricted from participating in:


Alkermes
ALZA Corporation
Atrix Pharmaceuticals
Elan
MacroMed
Advanced Polymer Systems
Guilford Pharmaceuticals
Focal, Inc.
Biosyntech
Matrix
Sequus Pharmaceuticals
Linvatec
Southern Research Institute
Drug Abuse Sciences
Angiotech
Purdue Pharma LP
Mundipharma International Limited
Genzyme
Genetech, Inc.
Thorn Biosciences
Alcon
Hoechst Roussel
Bristol Myers Squibb
Astra Zeneca
Alpharma
Solvay

                                   EXHIBIT B

                            SHAREHOLDERS AGREEMENT


     THIS SHAREHOLDERS AGREEMENT (this "Agreement") is entered into as of April __, 2001 between Durect Corporation, a Delaware corporation ("Acquiror"), and the undersigned shareholder ("Shareholder") of Southern BioSystems, Inc., an Alabama corporation ("Target").

                                   RECITALS

     A. Acquiror, Target and Magnolia Acquisition Corporation, an Alabama corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), will enter or have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Target and the conversion of each outstanding share of Target's capital stock into shares of Acquiror Common Stock.

     B. In the Merger, outstanding shares of Target capital stock, including any such shares owned by Shareholder, will be converted into the right to receive shares of Acquiror common stock (the "Shares") subject to the terms of, and as set forth in, the Merger Agreement.

     C. At the time of issuance to the Shareholder, the Shares to be received by Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration contemplated by Regulation D promulgated under the Securities Act.

     D. Pursuant to the terms of the Merger Agreement, after the Effective Time (as defined in the Merger Agreement), Acquiror will prepare and file with respect to the Shares a registration statement on Form S-3 (the "Registration Statement") under the Securities Act to permit Shareholder to sell the Shares registered for sale under the Registration Statement.

     E. In order to induce Acquiror to enter into the Merger Agreement and to file such Registration Statement and to maintain the effectiveness of the Registration Statement for the period of time set forth in the Merger Agreement, Shareholder is willing to agree to be bound by certain procedural requirements with respect to sales of the Shares pursuant to the Registration Statement and to execute and deliver this Agreement.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.   Acknowledgments by Shareholder. Shareholder acknowledges and
          ------------------------------
understands that the representations, warranties and covenants by Shareholder set forth herein shall be relied upon by Acquiror, Target, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Shareholder's representations, warranties or covenants are inaccurate or are breached. Shareholder has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with Shareholder's professional advisors to the extent Shareholder has deemed necessary.

     2.   Shareholder's Representations.  Shareholder represents, warrants and
          -----------------------------
covenants to Acquiror that:

          (a)  Ownership of Shares.  Shareholder (together with such
               -------------------
Shareholder's spouse, if applicable) is the sole beneficial and record owner and holder of the shares of Target Common Stock set forth on the signature page hereof, which at the date hereof and at all times up until the termination of the Merger Agreement, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrance.

          (b)  Authority; Due Execution.  Shareholder has full power and
               ------------------------
authority to make, enter into and carry out the terms of this Agreement. Shareholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by Acquiror) this Agreement constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforceability of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or at equity.

          (c)  Acquire Solely for Own Account.  The shares of Acquiror Common
               ------------------------------
Stock to be received by Shareholder in the Merger will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Shareholder does not presently have any contract, understanding, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party with respect to any of the Shares.

          (d)  Restricted Securities.  Shareholder understands that the shares
               ---------------------
of Acquiror Common Stock to be received in the Merger will be "restricted securities" under applicable federal and state securities laws. Accordingly, Shareholder will not make any sale, exchange, pledge, transfer, or other disposition of such shares unless (i) such sale, transfer, or other disposition is within the applicable limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of such shares, or (iii) such distribution of shares has been registered under the Securities Act. Shareholder has no present intention to sell or otherwise dispose of such shares (other than under the Registration Statement) and is acquiring such shares for investment and not with a view to resale or distribution (other than under the Registration Statement).

          (e)  Information Concerning Acquiror, Target and Merger Sub.
               ------------------------------------------------------

               (i) Shareholder, either alone or together with Shareholder's purchaser representative (the "Purchaser Representative"), has had the opportunity to ask questions of, and obtain any additional information reasonably available to Acquiror, Target and Merger Sub with respect to their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and the Shareholder, either alone or together with the Purchaser Representative, has received all such information as the Shareholder or the Purchaser Representative deems necessary and appropriate to enable the Shareholder, either alone or together with the Purchaser Representative, to evaluate the risks and merits of the Merger and the shares of Acquiror Common Stock to be received in the Merger. Concurrently with the execution of this Agreement, Shareholder has delivered to Acquiror a completed Shareholder Questionnaire in the form attached hereto as Exhibit A. If
                                                         ---------
Shareholder is not an "accredited investor", as defined in Rule 501(a) under the Securities Act, Shareholder has also executed and delivered the Purchaser Representative Agreement attached as an exhibit to the Shareholder Questionnaire.

               (ii) Shareholder acknowledges he or she has previously received
(A) a copy of this Agreement and the Agreement and Plan of Merger, (B) a copy of Acquiror's prospectus dated September 27, 2000, (C) a copy of Acquiror's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and (D) a copy of Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          (f)  Economic Risk.  Shareholder, either alone or together with the
               -------------
Purchaser Representative, can look after Shareholder's financial interests in connection with the Merger; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger; and is able to acquire the shares of Acquiror Common Stock to be received in the Merger without impairing Shareholder's financial condition, to hold such shares for an indefinite period of time and to potentially suffer a complete loss on Shareholder's investment.

     3.   Restrictions on and Procedure for Sales.
          ---------------------------------------

          (a)  Legend.  The Shareholder understands that all certificates
               ------
representing shares of Acquiror Common Stock deliverable to Shareholder pursuant
                       --------
to the Merger shall, until the occurrence of one of the events referred to below, bear a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, EXCHANGED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THE SHAREHOLDERS AGREEMENT DATED AS OF APRIL __, 2001 BETWEEN THE HOLDER OF THIS CERTIFICATE AND DURECT CORPORATION, A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY DURECT CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     Acquiror, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Acquiror Common Stock which are required to bear such legend. Acquiror shall promptly remove, at its expense, such legend and stop transfer orders at such time as the Shares may be sold freely pursuant to Rule 144(k) of the Securities Act.

          (b)  Additional Procedures.  Shareholder acknowledges, understands and
               ---------------------
agrees to comply with the practices and procedures in connection with the Registration Statement and the resale of shares of Acquiror Common Stock set forth in Sections 6.5 and 6.6 of the Merger Agreement and agrees to comply with such reasonable additional practices and procedures in connection with the Registration Statement and the sale of shares thereunder as Acquiror may propose or require in its reasonable discretion in order to facilitate the foregoing.

     4.   Additional Information.  Shareholder represents, warrants and
          ----------------------
covenants to Acquiror to provide such additional information related to the Shareholder as shall be reasonably requested by Acquiror to enable Acquiror to cause any Registration Statement to comply with the Securities Act and the rules and regulations thereunder and that the information so provided is and will be true, accurate and complete in all material respects.

     5.   Confidentiality.  Shareholder agrees to at all times keep confidential
          ---------------
and not divulge, furnish or make accessible to anyone (other than attorneys, accountants and financial advisors of Shareholder and Target) any information regarding or relating to the signing of the Merger Agreement or the Closing of the Merger except to the extent that the parties shall have made a public announcement in accordance with the terms of the Merger Agreement regarding the proposed subject matter of Shareholder's disclosure.

     6.   Additional Provisions Regarding Indemnification. Shareholder approves
          -----------------------------------------------
and consents (i) to the contribution of such Shareholder's Pro Rata Portion of the of the Closing Consideration Shares to the escrow to be established pursuant to the provisions of Section 2.2 and Article X of the Merger Agreement and the provisions of the Escrow Agreement attached as Exhibit C to the Merger Agreement
                                               ---------
and (ii) to the use and disbursement of such shares and any Escrow Cash (as defined in the Merger Agreement) in accordance with the provisions of the Merger Agreement and the Escrow Agreement. Without limiting the generality of the foregoing, Shareholder consents and agrees to the appointment of the Shareholders' Agent pursuant to Article X of the Merger Agreement and to the grant of a power of attorney to the Shareholders' Agent for purposes of administration of the Escrow Shares in accordance with the terms of the Merger Agreement and the Escrow Agreement and to the indemnification obligations relating to the Shareholders' Agent provided for in Section 10.8(b) of the Merger Agreement.

     7.   Miscellaneous.
          -------------

          (a) This Agreement constitutes the entire agreement between the parties pertaining to the specific subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          (b) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (c) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (d) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

          (e) The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity or enforceability of any other provision hereof and if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          (f) Capitalized terms used herein and not otherwise defined that have the meanings ascribed thereto in the Merger Agreement.


                           [Signature Page Follows]

     Executed as of the date shown on the first page of this Agreement.


                                    DURECT CORPORATION


                                    By: ____________________________________
                                        Name:_______________________________
                                        Title:______________________________


                                    SHAREHOLDER


                                    By:_____________________________________

                                    Name of Shareholder:____________________

                                    Name of Signatory (if different from
                                    name of Shareholder):___________________

                                    Title of Signatory
                                    (if applicable):________________________


Number of shares beneficially owned by Shareholder:
--------------------------------------------------

Southern BioSystems, Inc.
Common Stock

                               ________________


                   SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

                                   EXHIBIT A
                                      TO
                             SHAREHOLDER AGREEMENT


                           SHAREHOLDER QUESTIONNAIRE
                        STATEMENT OF SHAREHOLDER STATUS


     Shareholders of Southern BioSystems, Inc. ("SBS") must meet certain requirements in order to comply with a private offering exemption from the registration requirements under the federal Securities Act of 1933, as amended (the "Act"), and applicable state securities laws under which the proposed merger (the "Merger") of a wholly owned subsidiary of Durect Corporation, Inc. ("Acquiror") into SBS is being effected. Before the Merger can be effected, Acquiror must be reasonably satisfied that each shareholder of SBS is an "accredited investor" or that you, either alone or with your investment advisors, have sufficient financial expertise to be able to evaluate the merits and risks of your proposed investment. You are requested to submit the following information in connection with the Merger. If you do not meet the
                                                      ----------------------
definition of an "accredited investor," you are hereby requested to complete the
--------------------------------------------------------------------------------
Purchaser Representative Agreement at the end of this Questionnaire.
--------------------------------------------------------------------

          By signing this Questionnaire you also confirm your understanding that Acquiror will be relying on the accuracy and completeness of your responses to establish Acquiror's legal right to issue shares of Durect common stock to you without registration under the federal securities laws and applicable state securities laws. YOUR ANSWERS WILL AT ALL TIMES BE KEPT STRICTLY CONFIDENTIAL. However, you agree by signing this Questionnaire that Acquiror may present this Questionnaire to such parties as it deems appropriate if called upon to establish the legality of your participation.


     If there is any change in the information you provide in this Questionnaire, please contact Stephen Thau or Ughetta Manzone of Venture Law Group, counsel to Acquiror, at (650) 854-4488 immediately.

     Please answer all questions which are applicable to you.

A.   THIS SECTION A IS TO BE COMPLETED BY SHAREHOLDERS
     WHO ARE INDIVIDUALS.

1.   I am a resident of the State of _________________________.

2.   Accredited Investor Status:

     For purposes of this Question 2, an individual Shareholder is an "Accredited Investor" if any or all of the following descriptions apply to the individual:

         (1) The undersigned has a net worth (assets minus liabilities), individually or jointly with spouse, and inclusive of the value of home, furnishings and automobiles, of at least $1,000,000.

         (2) The undersigned had an individual income in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two preceding years and reasonably expects to reach the same income level in the current year.

     Please check the appropriate box:
     --------------------------------

     [ ] (a) The undersigned Shareholder meets the definition of an "Accredited Investor."

     [ ] (b) The undersigned Shareholder does not meet the definition of an "Accredited Investor."

If you checked the box next to (b) above, please turn to Section C and complete the Purchaser Representative Agreement.

     The undersigned hereby represents and warrants to Acquiror that (i) the information contained herein is complete and accurate and may be relied upon by Acquiror, (ii) the undersigned, together with his or her investment advisors, has such knowledge and experience in financial matters that he, she or they are capable of evaluating the merits and risks of the investment, and (iii) the undersigned will notify Acquiror or its counsel immediately of any material change in such information occurring prior to the acceptance or rejection of his or her shares of Acquiror common stock to be received in the Merger.

     The undersigned has or have executed this Shareholder Questionnaire this ___ day of __________, 2000.


______________________________      ____________________________________
Print Name of Shareholder           Signature of Shareholder


______________________________      ____________________________________
Print name of Spouse                (if SBS Shares are held in joint
(if SBS Shares are held in joint    name or are community property)
name or are community property)     Signature of Spouse

B. THIS SECTION B IS TO BE COMPLETED BY ANY SHAREHOLDER THAT IS A CORPORATION, PARTNERSHIP OR TRUST (INCLUDING GRANTOR TRUST).

1.   Type of Entity:    [ ] General Partnership
                        [ ] Limited Partnership
                        [ ] Limited Liability Partnership (LLP)
                        [ ] Corporation
                        [ ] Limited Liability Company (LLC)
                        [ ] Trust

2.   State in Which Organized or Incorporated:  _________________

3.   Accredited Investor Status:  (Please check appropriate box).

     [ ] (a) The undersigned Shareholder meets the definition below of an "Accredited Investor."

     [ ] (b) The undersigned Shareholder does not meet the definition below of an "Accredited Investor."

If you checked the box next to (b) above, please turn to Section C and complete the Purchaser Representative Agreement.

     For purposes of this Question 3, an entity is an "Accredited Investor" if any or all of the following descriptions apply to the entity:

          (1) Each partner (including general and limited partners), Shareholder, grantor of a revocable trust or other equity owner of the Entity (a) has a net worth, individually or jointly with his or her spouse, and inclusive of home, home furnishings and automobiles, of at least $1,000,000, or (b) had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in each of the two preceding years and reasonably expects to reach the same income level in the current year; or

          (2)  The undersigned is (a) a broker dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended;
               (b) a bank, as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in
               Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; (c) an insurance company, as defined in
               Section 2(13) of the Act; (d) an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") or a "business development company," as defined in Section 2(a)(48) of the 1940 Act; (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (g) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in
               Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self directed plan, with investment decisions made solely by persons that are accredited investors; or

          (3)  The undersigned is a corporation, an organization described in
               Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, in each case with total assets in excess of $5,000,000; or

          (4) The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

4. The undersigned hereby agrees to provide Acquiror upon request with a true and correct list of the names of all partners, shareholders, grantors of an irrevocable trust or other equity owners of the undersigned.

     The undersigned investor has executed this Shareholder Questionnaire this ____ day of ________________________ 2001.



_______________________________         ______________________________
Print name of partnership               Print name of authorized
corporation, trust or                   representative
other entity


By: ___________________________         ______________________________
     Signature of authorized            Capacity of authorized
     representative                     representative

C. THIS SECTION C MUST BE COMPLETED BY ALL SHAREHOLDERS WHO ARE NOT "ACCREDITED INVESTORS."

If you checked Item (b) of Question 2 in Section A or Item (b) of Question 3 in Section B, you must appoint a purchaser representative who is financially sophisticated to represent you in connection with your evaluation of the risks and merits of an investment in Acquiror Shares pursuant to the Merger. SBS has retained ________________ to act as the purchaser representative for the shareholders of SBS.

If you have questions regarding your receipt of shares of Acquiror common stock in the Merger or would like additional information regarding [name of purchaser representative] or the Purchaser Representative Agreement, please feel free to
call _______________ of [name of purchaser representative] at (   ) ____-______.

                       EXHIBIT TO INVESTOR QUESTIONNAIRE

                      PURCHASER REPRESENTATIVE AGREEMENT


     This Purchaser Representative Agreement (the "Agreement") is dated __________, 2001, between ___________________ (the "Representative") and the investor named on the signature page to this Agreement (the "Investor").

                                   RECITALS

     WHEREAS, in connection with the proposed merger of Southern BioSystems, Inc. ("SBS") and a newly formed, wholly owned subsidiary of Durect Corporation (the "Issuer"), the Issuer is offering (the "Offering") shares of Durect common stock ("Durect Common Shares") to each of the Shareholders of SBS, including the Investor, as described in a Proxy Statement dated April __, 2001 (which also serves as the private placement memorandum for Durect Corporation in connection with the Offering); and

     WHEREAS, in order to facilitate the Offering, Representative has agreed to act as "purchaser representative" (as such term is defined in Rule 501(h) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended) for the Investor in connection with the Offering.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the promises set forth below and for other good and valuable consideration, the parties hereto hereby acknowledge and agree as follows:

     1. The Investor acknowledges and confirms that Representative has been retained by SBS on the Investor's behalf to act as the Investor's purchaser representative and professional advisor in connection with evaluating the merits and risks of the Offering. Investor further acknowledges that Representative and its officers, directors and registered representatives own common stock and rights to purchase common stock of SBS, and will benefit from the Merger

     2. Representative hereby confirms that Representative and its affiliates have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Durect Common Shares.

     3. Representative represents that neither it nor any of its affiliates has, is expected to have, or, at any time during the previous two years has had, any material relationship with the Issuer or any of its affiliates and that neither it nor any of its affiliates or employees is (i) an affiliate, director, officer or other employee of the Issuer, or (ii) the beneficial owner of ten percent (10%) or more of any class of the equity securities of the Issuer or ten percent (10%) or more of the equity interest of the Issuer.

     4. Representative represents that it is not affiliated with and has not been and will not be compensated by the Issuer or any affiliate or selling agent of the Issuer, directly or indirectly, in connection with the services to be rendered to Investor under this Agreement.

     5. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements or arrangements, whether written or oral, which the parties hereto may have had with respect to the subject matter hereof. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by each of the parties hereto.

     6. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        [REPRESENTATIVE]:

                                        By: ____________________________________

                                        Title: _________________________________


                                        INVESTOR:

                                        Print Name: ____________________________

                                        Signature: _____________________________

                                        Address: _______________________________

                                        Telephone: _____________________________

                                        Fax No.: _______________________________

                                   EXHIBIT C

                               ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is entered into as of April ___, 2001, by and among Durect Corporation, a Delaware corporation ("Durect"), Southern BioSystems, Inc., an Alabama corporation ("SBS"), U.S. Bank Trust, National Association, as Escrow Agent ("Escrow Agent") and Lawrence W. Greer and Charles K. Porter as Shareholders' Agents ("Shareholders' Agents") with respect to the shares of Durect capital stock to be issued to the Shareholders (collectively, the "Holders") of SBS in the Merger (as defined below).

                                   RECITALS

     A. Durect, SBS and Magnolia Acquisition Corporation, an Alabama corporation and a wholly owned subsidiary of Durect ("Sub"), have entered into a Agreement and Plan of Merger dated as of April __, 2001 (the "Merger Agreement") pursuant to which Sub will merge with and into SBS (the "Merger"), with SBS surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

     B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, Durect will deposit in escrow (such deposit constituting the "Escrow Fund") certificates representing ten percent (10%) of the shares of Durect Common Stock issuable to the Holders as Closing Consideration Shares in the Merger, on a pro rata basis, in accordance with each Holder's percentage ownership of Durect Common Stock, options and warrants. Such shares (the "Escrow Shares") shall be held as security for the Holders' indemnification obligations under Article X of the Merger Agreement, and shall represent Durect's sole and exclusive remedy with respect to such indemnification obligations.

     C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Fund.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.   Escrow Fund.  The Escrow Agent agrees to: (a) accept delivery of the
          -----------
Escrow Shares; and (b) hold such Escrow Shares in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Article X of the Merger Agreement (which Article X is attached to this Agreement as Appendix
                                                                       --------
I and incorporated by reference into this Agreement) (collectively, the "Escrow
-
Provisions"). The Escrow Shares will include "Additional Escrow Shares" as that term is defined in Section 2(c) of this Agreement. Pursuant to Section 10.2 of the Escrow Provisions, Holders may at any time elect, by written notice to the Escrow Agent, to receive a distribution of the total number of their Pro Rata Portion of Escrow Shares (other than shares issuable upon the exercise of Target Options or any Target warrant (together, "Excluded

Shares")) in exchange for a payment in cash to the Escrow Fund in the amount equal to $12.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) multiplied by the number of Escrow Shares less any Excluded Securities held on behalf of such Holder (the "Escrow Cash").

     2.   Deposit of Escrow Shares: Release from Escrow.
          ---------------------------------------------

          (a)  Delivery of Escrow Shares.  As soon as practicable after the
               -------------------------
Effective Time, the Escrow Shares will be delivered by Durect on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event Durect issues any Additional Escrow Shares, such Escrow Shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares.

          (b)  Holders' Accounts.  The Escrow Agent will maintain for each
               -----------------
Holder an accounting record (each Holder's "Account") specifying the Escrow Shares or Escrow Cash held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Shares or Escrow Cash received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix II.
                                            -----------

          (c)  Dividends, Voting and Rights of Ownership.  Except for tax-free
               -----------------------------------------
dividends paid in stock declared with respect to the Escrow Shares pursuant to
Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrow Shares"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares. Each Holder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such Holder so long as such Escrow Shares are held in escrow, and Durect will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

          (d)  Investment of Escrow Cash.  Escrow Agent shall invest Escrow Cash
               -------------------------
as directed in writing by Shareholder's Agents in any of the following:

               (i) obligations issued by or guaranteed by the United States of America or any agency or instrumentality thereof;

               (ii) certificates of deposit of or interest bearing accounts with national banks or corporations endowed with trust powers, including the Escrow Agent, having capital and surplus in excess of $100,000,000 with maturities not to exceed three (3) months or the release of the Escrow Fund;

               (iii) commercial paper that at the time of investment is rated A-1 by Standard and Poor's Corporation or P-1 by Moody's Investor Service;

               (iv) repurchase agreements with any bank or corporation described in clause (ii), above, fully secured by obligations described in clause (i), above, or

               (v) any money market fund registered under the Investment Company Act of 1940, as amended, for which the Escrow Agent or an affiliate thereof is the advisor.

          In the absence of written instructions, Escrow Cash will be invested in a money market fund of U.S. Bank.

          (e)  Release.  The Escrow Shares and any Escrow Cash will be held by
               -------
the Escrow Agent until required to be released to the Holders pursuant to
Section 10.3 of the Merger Agreement, unless previously delivered to Durect pursuant to Section 10.4 of the Merger Agreement or sold to pay expenses of the Shareholders' Agents pursuant to Section 10.8 of the Merger Agreement, in which case the pro-rata number of Escrow Shares and any amount of Escrow Cash necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to Escrow Agent prior to the expiration of such Escrow Period shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. Within two (2) business days after the applicable release condition is met, the Escrow Agent will deliver to Durect or to its designated transfer agent, and within ten (10) days Durect will deliver or cause its transfer agent to deliver to each Holder the Escrow Shares and any Escrow Cash to be released on such date as identified by Durect and the Shareholders' Agents to the Escrow Agent in writing. Escrow Shares will be in the form of stock certificate(s) issued in the name of such Holder or Durect. Escrow Cash will be in the form of the Escrow Cash deposited by the holders plus any interest gained in accordance with Section 2(d) of this Agreement. Durect and the Shareholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Escrow Shares and any Escrow Cash to be released with respect to each Holder within such ten-day period. Escrow Shares and any Escrow Cash will be released to the respective Holders in accordance with their respective Accounts. Durect will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Cash will be paid in lieu of fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by $12.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) (the "Per Share Value"). Within five (5) business days after written request from the Shareholders' Agents, Durect will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

          (f)  No Encumbrance.  Except as provided in this Agreement and as may
               --------------
be set forth in the Target Disclosure Schedule, no Escrow Shares or any beneficial interest in the Escrow Shares may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Shares by the Escrow Agent.

          (g)  Power to Transfer Escrow Shares.  The Escrow Agent is granted the
               -------------------------------
power to effect any transfer of Escrow Shares contemplated by the Escrow
                                -------------
Provisions.  Durect
will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

          (h)  Reporting.  Each Holder agrees that he, she or it will permit the
               ---------
Escrow Agent to rely on the statement of his, her or its taxpayer identification number contained in the letter of transmittal to be delivered by Durect's transfer agent pursuant to the Merger Agreement. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Shareholders' Agents and Durect.

     3.   Limitation of the Escrow Agent's Liability.
          ------------------------------------------

          (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

          (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Durect will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

     4.   Expenses.
          --------

          (a)  Escrow Agent.  All fees and expenses of the Escrow Agent incurred
               ------------
in the ordinary course of performing its responsibilities hereunder will be paid by Durect upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares and any Escrow Cash or the validity of a claim or claims by Durect made in an Officer's Certificate, will be paid 50% by Durect and 50% by the Holders. The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Durect and recovered as a claim hereunder out of the Escrow Fund. If Durect has paid the Holders' portion of such fees and expenses as permitted under this Section 4(a) then the Escrow Agent will, upon demand by Durect, transfer to Durect a number of Escrow Shares having an aggregate Per Share Value equal to, or any Escrow Cash equal to, such portion of fees and expenses.

          In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, the other parties hereto (other than the Shareholders' Agents), jointly and severally, agree to indemnify the Escrow Agent for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

          (b)  Shareholders' Agents.  The Shareholders' Agents will not be
               --------------------
entitled to receive any compensation from Durect or the Holders in connection with this Agreement. Any fees and expenses incurred by the Shareholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders or from the Escrow Shares and Escrow Cash as provided in Section 10.8 of the Escrow Provisions.

     5.   Successor Escrow Agent.  In the event the Escrow Agent becomes
          ----------------------
unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty
(30) days' prior written notice of such a date when such resignation will take effect. Durect will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Shareholders' Agents. Durect may appoint a successor Escrow Agent with the consent of the Shareholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow_Shares and any Escrow Cash to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

     6.   Limitation of Responsibility.  The Escrow Agent's duties are limited
          ----------------------------
to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

     7.   Incorporation by Reference of Article X. The parties agree that the
          ---------------------------------------
terms of Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article X.


     8.   Notices.  Any notice provided for or permitted under the Escrow
          -------
Provisions will be treated as having been given when (i) delivered personally,
(ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 8.

     Durect:             Durect Corporation
                         10240 Bubb Road
                         Cupertino, CA 95014
                         Attention: Jean Liu, Vice President and General Counsel Telephone No.: (408) 777-1827
                         Fax No.: (408) 777-1827

     With a copy to:     Venture Law Group
                         A Professional Corporation
                         2800 Sand Hill Road
                         Menlo Park, California 94025
                         Attention: Mark Weeks
                         Telephone No.: (650) 854-4488
                         Fax No.: (650) 233-8386

     SBS:                Southern BioSystems, Inc.
                         756 Tom Martin Drive
                         Birmingham, AL 35203
                         Attention: Wallace B. Smith
                         Telephone No.: (205) 917-2290
                         Fax No.: (205) 914-2296

     With a copy to:     Bradley Arant Rose & White LLP
                         2001 Park Place, Ste. 1400
                         Birmingham, AL 35203
                         Attention: John K. Molen, Esq.
                         Telephone No.: (205) 521-8238
                         Fax No.: (205) 521-8800

     Escrow Agent:       U.S. Bank Trust, National Association
                         One California Street, 4th Floor
                         San Francisco, California 94111

                              Attention:  Ann Gadsby
                              Telephone No.:  (415) 273-4532
                              Fax No.:  (415) 273-4593

     Shareholders' Agents:    Lawrence W. Greer
                              P.O. Drawer 247
                              Birmingham, AL 35201
                              Telephone No.: (205) 510-0247
                              Fax No.: (205) 510-0270

                              Charles K. Porter
                              Porter, White & Company, Inc.
                              15 N. Richard Arrington, Jr. Blvd.
                              Birmingham, AL 35203
                              Telephone No.: (205) 458-9123
                              Fax No.: (205) 252-8803

Such notice will be treated as having been received upon actual receipt.

     9.   General.
          -------

          (a) Governing Laws.  It is the intention of the parties hereto that
              --------------
the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

          (b) Binding upon Successors and Assigns.  Subject to, and unless
              -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

          (c) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

          (d) Entire Agreement.  Except as set forth in the Merger Agreement,
              ----------------
this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

          (e) Waivers.  No waiver by any party to this Agreement of any
              -------
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

          (f) Amendment.  This Agreement may be amended with the written consent
              ---------
of Durect, the Escrow Agent and the Shareholders' Agents, provided, however,
                                                          --------  -------
that if the Escrow Agent does not agree to an amendment agreed upon by Durect and the Shareholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                           [Signature Page Follows.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the Holders when executed by Durect, the Escrow Agent and the Shareholders' Agents.



                              DURECT CORPORATION


                              By: ______________________________________
                                  James E. Brown

                              Its: President and Chief Executive Officer


                              SOUTHERN BIOSYSTEMS, INC.


                              By:  ______________________________________

                              Its: ______________________________________


                              ESCROW AGENT:

                              U.S. BANK TRUST, NATIONAL ASSOCIATION


                              By: ______________________________________

                              Its:______________________________________


                              SHAREHOLDERS' AGENTS:


                              __________________________________________
                              Lawrence W. Greer

                              __________________________________________
                              Charles K. Porter

                                   APPENDIX I
                                   ----------

                         Article X of Merger Agreement
                         -----------------------------

                           ESCROW AND INDEMNIFICATION

     Section 10.1  Indemnification.
                   ---------------

          (a) From and after the Effective Time, but only to the extent of their respective portions of the Escrow Fund, the Former Target Shareholders will, severally and pro rata, in accordance with their Pro Rata Portion, and not jointly indemnify and hold Acquiror harmless against any loss, expense, reduction in value in Target, liability or other damage, including attorneys' fees and filing fees, to the extent of the amount of such loss, expense, reduction in value, liability or other damage (collectively "Damages") that Acquiror or its officers, directors, employees, agents or affiliates (including the Surviving Corporation) (collectively, "Indemnitees") has incurred by reason of the breach or, with respect to Section 3.30 only, the alleged breach, by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to an Indemnitee during the Escrow Period (as defined in Section 10.3 below).

          (b) Acquiror will indemnify and hold the directors, officers, employees and agents of Target (collectively, "Target Indemnitees") harmless against any Damages that such Target Indemnitiees have incurred by reason of the breach or alleged breach by Acquiror of the representations and warranties of Acquiror and Sub set forth in Section 4.7 of this Agreement.

     Section 10.2  Escrow Fund. As security for the indemnities in Section 10.1,
                   -----------
as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. At any time during the Escrow Period, each of the Former Target Shareholders shall have the right to elect by written notice to the Escrow Agent to receive a distribution of the total number of their Pro Rata Portion of Escrow Shares (other than shares issuable upon the exercise of Target Options or any Target Warrant) in exchange for a payment in cash or immediately available funds to the Escrow Fund in an amount equal to $12.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) multiplied by the number of Escrow Shares to be distributed to such Former Target Stockholder (such payment referred to as "Escrow Cash"). Escrow Cash shall be held in the Escrow Fund on behalf of each Former Target Shareholder who has made such an election subject to the provisions of this Article X and the Escrow Agreement. Except in the case of fraud (not involving negligent misrepresentation) or intentional misrepresentation on the part of Target, the Escrow Shares and Escrow Cash shall constitute the sole and exclusive remedy of the Indemnitees with respect to any Damages incurred by any Indemnitee by reason of the breach or alleged breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement.

     Section 10.3  Escrow Periods.  The Escrow Fund shall terminate upon the
                   --------------
first anniversary date of the Closing Date (the period from the Closing Date to such Date being referred to as the "Escrow Period"), and within ten (10) days thereof, the Escrow Agent shall deliver to the Former Target Shareholders the Escrow Shares and Escrow Cash remaining in the Escrow fund, provided, however, that (a) to the
                                              --------  -------
extent that a portion of a Former Shareholder's Pro Rata Portion of such Escrow Shares is allocable to an unexercised Acquiror Option, such Escrow Shares will be delivered to Acquiror, (b) the number of Escrow Shares or Escrow Cash, which, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved, and (c) Escrow Shares or Escrow Cash with a value of $500,000 (as determined pursuant to Section 10.5) shall remain in the Escrow Fund until there is a final resolution of the audit by the Internal Revenue Service of Target's 1998 income tax returns and payments and any proceedings resulting therefrom.


     Section 10.4  Claims Upon Escrow Fund.
                   -----------------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Acquiror (an "Officer's Certificate"):

               (i) Stating the aggregate amount of the Indemnitee's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

               (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued (in accordance with GAAP) or arose, and the specific nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Escrow Agreement, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares and Escrow Cash, if any, having a value equal to such Damages, as adjusted pursuant to Section 10.4(b), all in accordance with the Escrow Agreement and Section 10.5 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement), subject to Section 10.4(b) hereof, based upon their respective percentage interests therein at the time.

          (b) In respect of any payment due from the Escrow Fund under the indemnity contained herein for any Damages (i) such amount shall be determined net of any insurance proceeds or other recoveries actually received by Acquiror on account of the claim or event giving rise to such Damages, and such amount shall be reduced by the present value of the amount of any reduction in federal and state income taxes of Acquiror in one or more of its taxable years resulting from the payment or incurring of such Damages, and (ii) the total amount of Escrow Shares or Escrow Cash to be delivered to Acquiror out of the Escrow Fund shall be equal in value to the amount of Damages less the pro rata portion of such Damages that all of the holders of Target Common Stock having exercised and perfected their dissenters rights pursuant to Section 2.3 hereof would have been responsible for paying if they had not exercised and perfected their dissenters' rights (for example, if 5% of the holders of Target Common Stock perfect dissenters' rights and the amount of Damages is $100,000, then the Holders will only be liable for 95% of such Damages and only Escrow Shares having a value of $95,000 will be distributed to Acquiror). In determining the present value of any reduction in taxes the rate equal to the rate then established pursuant to Section 6621 of the Code shall be used and the period shall be from the date of payment or incurring of such Damages by Acquiror to the last day for filing Acquiror's federal or state income tax returns for the taxable period in which the reduction in tax may be claimed.

          (c) Notwithstanding anything in this Article X to the contrary, Acquiror shall not be entitled to indemnification under this Agreement until the aggregate amount of Damages shall exceed $75,000 in the aggregate, in which case Acquiror shall be entitled to indemnification for such Damages.

     Section 10.5  Valuation.  For the purpose of compensating the Indemnitees
                   ---------
for their Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Acquiror in respect of a claim for Damages shall be the Average Stock Price.

     Section 10.6  Objections to Claims.  At the time of delivery of any
                   --------------------
Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in
Section 10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares or Escrow Cash pursuant to Section 10.3 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares or Escrow Cash in the Escrow Fund in accordance with
Section 10.3, provided that no such delivery may be made if the Stockholders'
              --------
Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

     Section 10.7  Resolution of Conflicts.
                   -----------------------

          (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, or to contest the amount of Damages for reasons set forth in Section 10.4(b), Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares or Escrow Cash from the Escrow Fund in accordance with the terms of the memorandum.

          (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     Section 10.8  Shareholders' Agents.
                   --------------------

          (a) Lawrence W. Greer and Charles K. Porter shall be constituted and appointed as agents (the "Shareholders' Agents") for and on behalf of the Former Target Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares, Escrow Cash or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agents for the accomplishment of the foregoing. All actions of the Shareholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares or Escrow Cash from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agents, and the Shareholders' Agents shall receive no compensation for services. Notices or communications to or from the Shareholders' Agents shall constitute notice to or from each of the Former Target Shareholders.

          (b) The Shareholders' Agents shall not be liable for any act done or omitted hereunder as Shareholders' Agents while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, but not jointly, indemnify the Shareholders' Agents and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement. The Shareholders' Agents shall not be required to take any action permitted or required to be taken by them pursuant to Article X hereof unless they have received satisfactory indemnity (in the form of a bond or other guarantee) from the Former Target Shareholders against the liabilities and expenses that they reasonably anticipate they will incur in connection with the proposed action.

          (c) The Shareholders' Agents shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target's and Acquiror's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the
                                                  --------
Shareholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          (d) The Former Target Shareholders shall collectively contribute, on a pro rata basis, according to their respective Pro Rata Portion of the Escrow Shares or Escrow Cash, the aggregate amount of any costs, expenses, and disbursements, including, but not limited to, accountant's and attorney's fees and expenses and the cost of investigating and contesting any claims against the Escrow Fund by Acquiror (collectively, "Reimbursable Expenses"), incurred by the Shareholders' Agents in good faith in the performance of their duties. Prior to any release of Escrow Shares or Escrow Cash to the Former Target Shareholders, the Escrow Agent shall notify the Shareholders' Agents in writing of such pending release (the "Release Notice"). Within ten (10) business days following receipt of the Release Notice, the Shareholders' Agents shall certify to the Escrow Agent whether any Reimbursable Expenses remain unpaid as of the date of such certification. In the event any Reimbursable Expenses remain unpaid by one or more Former Target Shareholders, the Escrow Agent shall, on behalf of and for the account of the Former Target Shareholders who have not paid their Pro Rata Portion of the Reimbursable Expenses, sell, as agent for such Former Target Shareholders (for which purpose the Escrow Agent is hereby empowered to act), a sufficient number of Escrow Shares held for such Former Target Shareholders to satisfy their portion of the unpaid Reimbursable Expenses. Upon receipt of the proceeds from such sales of Escrow Shares, the Escrow Agent shall promptly (i) deliver that portion of such proceeds equal in amount to the Reimbursable Expenses owed by the applicable Former Target Shareholders to the Shareholders' Agents and (ii) deliver the remainder of such proceeds, if any, to the Former Target Shareholders for whom such Escrow Shares were sold remaining after paying their portion of the unpaid Reimbursable Expenses.

     Section 10.9  Actions of the Shareholders' Agents.  A decision, act,
                   -----------------------------------
consent or instruction of the Shareholders' Agents shall constitute a decision of all of the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agents.

     Section 10.10 Claims.  In the event an Indemnitee becomes aware of a third-
                   ------
party claim which the Indemnitee believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders' Agents of such claim, and the Shareholders' Agents and the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement
                --------  -------
of any such claim without the written consent of the Shareholders' Agents, which consent shall not be unreasonably withheld.

In the event that the Shareholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                  APPENDIX II
                                  -----------

                       Holders' Interest in Escrow Fund
                       --------------------------------

                                   EXHIBIT D

                SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

     1. Except as disclosed in the Target Disclosure Schedule, Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, has all requisite corporate power to own, lease and operate its property and to carry on its business as now conducted.

     2. Except as set forth in the Target Disclosure Schedule, the authorized capital stock of Target consists of 1,000,000 shares of Target Common Stock, par value $0.01 per share. There are (a) [375,559] shares of Target Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and none of which are subject to repurchase rights, (b) options (the "Target Options") to purchase [47,167] shares of Target Common Stock issued pursuant to Target's 1995 Nonqualified Stock Option Plan of Southern Research Technologies, Inc. and [128,225] shares of Target Common Stock issued pursuant to Target's 1993 Stock Option Plan of Southern BioSystems, Inc. (each a "Target Option Plan") and (c) warrants to purchase [24,174] shares of Target Common Stock issuable pursuant to warrant agreements ("Target Warrants"). All outstanding shares of Target Common Stock, and outstanding Target Options and Target Warrants (collectively "Target Securities") were issued in compliance with applicable federal and state securities laws. To our knowledge, except as set forth above and in the Target Disclosure Schedule, (i) there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

     3. Target has all requisite corporate power and authority to enter into the Agreement, the Articles of Merger, and the Escrow Agreement and to consummate the transactions contemplated thereby. The Agreement, the Articles of Merger, and the Transaction Documents are collectively referred to herein as the "Opinion Documents." The execution and delivery of the Opinion Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Target, including the approval of the Merger and the related transactions by Target's shareholders under the provisions of the Alabama Business Corporation Act and Target's Articles of Incorporation and Bylaws. The Opinion Documents have been duly and validly executed and delivered by Target and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Target, enforceable against Target in accordance with their respective terms.

     4. The execution and delivery by Target of the Opinion Documents and the consummation of the transactions contemplated thereby will not, (i) result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target, (ii) to our knowledge, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any Material Contract or any other written contract or agreement listed in the Target Disclosure Schedules as being an obligation of Target, or
(iii) to our knowledge, conflict or violate any governmental permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

     5. Except as disclosed in the Target Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Target in connection with the execution and delivery of the Opinion Documents or the consummation of the transactions contemplated thereby, except for (i) the filing of the Articles of Merger with the Alabama Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Target.

     6. To our knowledge, except as disclosed in the Target Disclosure Schedule, there is no action, proceeding or investigation pending or threatened in writing against Target before any court or administrative agency that questions the validity of the Agreement or that, either in any case or in the aggregate, might result in any materially adverse change in the business or financial condition of Target or any of its properties or assets, or in any material impairment of the right or ability of Target to carry on its business as now conducted, or in any material liability on the part of Target.

                                   EXHIBIT E

               SUBJECT MATTER OF OPINION OF COUNSEL TO ACQUIROR

          1. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror and has the corporate power and the authority to own or lease all of its properties and assets and to carry on its business as now conducted.

          2. Each of the Agreement, the Articles of Merger and the other Transaction Documents to which Acquiror is a party has been duly and validly authorized by all necessary corporate action on the part of Acquiror and has been duly and validly executed and delivered by Acquiror. The Merger Agreement, the Articles of Merger and the Escrow Agreement constitute (assuming due execution and delivery by the other parties thereto) valid and binding obligations of Acquiror, and each is enforceable against Acquiror in accordance with its terms.

          3. Neither the execution, delivery or performance of the Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated by any thereof will (a) violate any provision of the Certificate of Incorporation or By-laws of Acquiror, (b) to our knowledge and assuming that the Consents referred to in the Agreement are duly obtained, (i) violate, conflict with, result in any breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Acquiror under any contract required to be filed by Acquiror with the Securities and Exchange Commission to which Acquiror is a party, or by which it or any of its respective properties or assets may be bound or affected, except for any such violations, either individually or in the aggregate as would not have a Material Adverse Effect with respect to Acquiror, or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror or any of its material properties or assets, except for any such violations, either individually or in the aggregate as would not have a Material Adverse Effect with respect to Acquiror.

          4. The Acquiror Common Stock, when issued pursuant to and in accordance with the Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. The Acquiror Common Stock shall not be subject to preemptive rights or liens, encumbrances or any other claims arising out of Acquiror's or Sub's actions or inactions.

          5. To our knowledge, other than the Transaction Documents, neither Sub nor its properties or assets is bound by or subject to any contract, lien, security interest, charge or other encumbrance.

          6. To our knowledge, neither Sub nor its properties or assets is subject to any judgment, order, writ, decree or injunction.